As filed with the Securities and Exchange Commission on September 28 , 2010 Registration No. 333-166949

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
AMENDMENT NO. 4

FuLuCai Productions Ltd.
(Exact name of registrant as specified in its charter)

Nevada	7812	68-0680436
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3632 - 13 Street SW, Calgary, AB, Canada T2T 3R1 (403) 689-3901
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Paracorp Incorporated 318 N. Carson St., #208, Carson City, NV 89701 (888) 972-7273
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of Communications to: Peter J. Gennuso, Esq. Gersten Savage LLP 600 Lexington Avenue, 9th Floor, New York, NY 10022 Facsimile: (212) 980-5192

Approximate date of commencement of proposed sale to the public - As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, par value $0.0001	10,000,000	$0.01	$100,000	$7.13

(1)
There is no current market for the securities and the price at which the Shares are being offered has been arbitrarily determined by the Company and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

This Registration Statement shall also cover any additional shares of our common stock which may become issuable by reason of any stock dividend, stock split, recapitalization or other similar adjustments.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed.  A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective.   This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion, Dated: September 28 , 2010

FuLuCai Productions Ltd.

10,000,000 Shares of Common Stock at $0.01 per share

This Prospectus relates to the offer and sale of up to 10,000,000 shares of common stock, $0.0001 par value (“Common Shares”) by FuLuCai Productions Ltd., a Nevada company (“FuLuCai”, “we”, “us”, “our”, “Company” or similar terms). There are no securities being sold by existing security holders.

This is our initial public offering. Our securities are not listed on any national securities exchange or the Nasdaq Stock market.

There is a minimum offering of FuLuCai shares. The offering price is $0.01 per share. This offering of shares by the Company will terminate 180 days from the effective date of this prospectus, although we may close the offering on any date prior if the offering is fully subscribed.   There will be no extension of the offering period and this offering, if not fully subscribed, will end on the 180th day from the effective date of this prospectus.   In the event that FuLuCai shares are not sold within 180 days from the effective date of this prospectus, on the 181st day from the effective date all money received by us will be returned to each subscriber without interest or deduction of any kind.  If FuLuCai shares are sold within 180 days from the effective date of this prospectus, all money received will be available to us and there will be no refund. The funds will be maintained in a separate escrow account at International Securities Group Inc. until we receive $100,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this Prospectus.

In order for this offering to be completed all of the 10,000,000 shares offering under this Prospectus must be purchased.

Our officers and directors will market our common stock and offer and sell the securities on our behalf. This is a best efforts direct participation offering that will not utilize broker-dealers. No officer or director will receive any compensation for his role in selling shares in the offering.

The Company is considered to be in unsound financial condition. Persons should not invest unless they can afford to lose their entire investment.   Before purchasing any of the Common Shares covered by this Prospectus, carefully read and consider the risk factors included in the section entitled “RISK FACTORS” beginning on page 9.  These securities involve a high degree of risk. There is currently no public trading market for the securities.

Neither the United States Securities and Exchange Commission (“SEC”), nor any state securities commission, has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                                                           , 2010

Dealer Prospectus Delivery Obligation

Securities offered through this prospectus will not be sold through dealers, but will be sold on a direct participation basis only.

TABLE OF CONTENTS

Prospectus Summary	6
Risk Factors	9
Forward-Looking Statements	17
Use of Proceeds	17
Determination of Offering Price	18
Dilution	18
Selling Security Holders	19
Plan of Distribution	19
Description of Securities to be Registered	20
Interests of Named Experts and Counsel	21
Information with Respect to the Registrant	21
Material Changes	36
Incorporation of Certain Information by Reference	36
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	37
Other Expenses of Issuance and Distribution	38
Indemnification of Directors and Officers	38
Recent Sales of Unregistered Securities	38
Exhibits and Financial Statement Schedules	39
Undertakings	40
Signatures	42

PROSPECTUS SUMMARY

The following summary is supported by reference to the more detailed information and the financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety.

The purchase of the securities offered through this Prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 9 to 15.

As used in this Prospectus, unless the context otherwise requires, "we", "us", "our" “the Company” or "FuLuCai" refers to FuLuCai Productions Ltd., a Nevada corporation, "SEC" refers to the United States Securities Exchange Commission,  "Securities Act" refers to the Securities Act of 1933, as amended, and "Exchange Act" refers to the Securities Exchange Act of 1934, as amended.

FuLuCai was incorporated in the State of Nevada on March 26, 2010.  Our year end is April 30.   We are a development stage enterprise. Our principal office is located at 3632-13 St, SW, Calgary, Alberta, Canada, T2T 3R1.  Our telephone number is (403) 689-3901 and our e-mail contact is jimd@fulucai.tv. Our website can be viewed at www.fulucai.tv.  The information on our website is not a part of this Prospectus.

Our plan of operation is to develop reality-based show concepts for sale to television and Internet production interests.  This planned development is expected to include the production of “trailers”. Trailers are short videos that demonstrate the concept to potential buyers. To date, our business activities have been limited to organizational matters, the preparation and filing of the registration statement of which this Prospectus is a part and the acquisition of intellectual property rights for one project described herein, “The Real Deal”.   We have also commenced the development of our introductory video to be featured on our website when completed.   All rights to The Real Deal were acquired from our President, James Durward in return for a 5% gross overriding royalty on all revenues generated by all of the Company’s present and future properties.  We have also agreed to pay, to Mr. Gordon Rix who is an officer and director of the Company, a royalty of 1% on all broadcast licensing revenues related to The Real Deal until such time as the Company sells or otherwise disposes of The Real Deal rights. There are no plans to sell or otherwise dispose of these rights at this time.  In return for development advice regarding The Real Deal, we have also agreed to pay, to Douglas MacLeod, an unaffiliated consultant, a royalty of .5% on all broadcast licensing revenues related to The Real Deal until such time as the Company sells or otherwise disposes of The Real Deal rights.  Mr. MacLeod has earned his royalty as he has already provided the development advice and he has no further obligation to provide further advice to the Company.  However, Mr. MacLeod has orally agreed to provide continuing advice upon request but there is no requirement for him to do so.

As we have not recorded a value for our intellectual property as an asset on our balance sheet, we have no significant assets.  In order to continue as a going concern we must successfully accomplish the following tasks:

•	Obtain capital through the sale of our common stock through this Offering;

•	Generate a video trailer for our reality-show concept;

•	Enter into distribution agreements to successfully market and distribute our projects; and

•	Continue to generate or otherwise acquire media rights for other projects.

There can be no guarantee or assurance that we will be able to successfully accomplish one or all of these tasks in the future.

Investors should be aware that our Auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next 12 months. Our auditor's opinion is based on our suffering initial losses, having limited operations, and having limited working capital. Our only other source for cash at this time is investments or loans by others in our Company. We must raise cash to implement our projects and begin our operations.

To date we have been able to work within the funds that we have available which has come from the sale of our common stock, totaling $24,000, of which $16,675 remains as at July 31, 2010.  The minimum costs we expect to incur over the next 12 months relate to our rent, telephone, audit, administration and filing fees. We estimate these expenses to be approximately $20,000.  This is an average of $1,666.67 per month. However, the Company does not expect all monthly expenditures to be the same as quarterly audit review costs are not expended on a monthly basis.  If we are successful in selling all shares of this Offering we will have an additional $100,000, with which we expect to be able to cover the costs of our operations, including the production of our first trailer, for more than twelve months.

If and when we are able to accomplish the above tasks, in order to achieve and maintain profitability in the future we must produce or acquire additional concepts and trailers that are sold to production companies.  Investors must be aware that we do not have sufficient capital to independently finance our own productions. If we are unable to secure additional financing beyond the financing contemplated under this Offering, we may be unable to acquire any additional concepts or produce any additional associated trailers in which case, we would be forced to suspend operations.  We have no plans, arrangements or contingencies in place in the event that we cease operations, in which case investors would likely lose their entire investment.

We have no operating history on which to base an evaluation of our business and prospects.  Prospective purchasers of our stock should be aware of the difficulties normally encountered by new concept development companies and the high rate of failure of such enterprises. We do not know how we will generate revenues from our proposed business and we may be unable to generate revenues at all. These risks include without limitation the high probability that we will be unable to sell a concept and its trailer on a commercially successful basis.  If we are unable to profit from the generation of concepts and trailers our business will most likely fail and any investment made into our common stock would be lost.

We currently have one unpaid employee. We do not intend to hire any additional employees within the next six months. However, if we are successful in raising capital through this Offering, we intend to engage certain independent contractors to assist us in the implementation of our business plan.  All of the operations are currently being undertaken by our current President who works on a fulltime basis for the Company, takes no salary, and currently provides his services without a management contract.

Potential investors should be aware that James Durward, an officer and director of the Company presently owns 80,000,000 shares, which would represent 88.8% of the issued and outstanding common shares of the Company if the Offering closes and all FuLuCai offered shares are sold.  All of these shares are restricted shares subject to Rule 144 resale restrictions. All 80,000,000 shares were purchased at a price of $0.0003 per share representing a total cost of $24,000.

Since our inception on March 26, 2010 to July 31, 2010, we have not generated any revenues and have a net loss of ($12,219). In the event we raise the minimum of $100,000 sought in this Offering, and including our current cash on hand of $16,675, we expect to be able to continue our business operations for at least the next 12 months.

We anticipate generating revenues within the first twelve months, assuming that we can raise the $100,000 required to be raised under this Offering. In the event we do not raise the $100,000, we will not be able to continue the pursuit of our business plan.  In light of this, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors' report to the financial statements included in the registration statement, of which this Prospectus is a part.

As of the date of this prospectus, FuLuCai has 80,000,000 shares of $0.0001 par value common stock issued and outstanding which is owned by one shareholder, who is an officer and director of the Company. If we are successful in raising the funds under this offering and all FuLuCai shares of common stock being offered under this Offering are subscribed to there will be 90,000,000 shares of common stock issued and outstanding.

The Offering

FuLuCai is offering, on a self-underwritten basis, a total of 10,000,000 shares of the common stock of the Company at a price of $0.01 per share.  This is a fixed price offering. There is no minimum purchase requirement for individual investors under this Offering. In order to close the Offering all of the shares of FuLuCai common stock must be sold. This Offering of shares by the Company will terminate 180 days from the effective date of this Prospectus, although we may close the Offering on any date prior if the Offering is fully subscribed. In the event that all 10,000,000 shares of FuLuCai common stock are not sold within 180 days from the effective date of this prospectus, on the 181st day from the effective date all money received by us will be returned to each subscriber without interest or deduction of any kind.  If all of the shares of common stock of the Company offered under this Offering are sold within 180 days from the effective date of this Prospectus, all money received will be available to us and there will be no return of any funds.   The funds will be maintained in a separate escrow account at International Securities Group Inc. until we receive $100,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this Prospectus.  At any time prior to the closing of the Offering, subscribers may revoke their subscription by written notice to the Company.

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value.  The price does not bear any relationship to our assets, book value, historical earnings or net worth.

The Company intends to appoint Holladay Stock Transfer of 2939 N 67th Place, Suite C, Scottsdale, Arizona, 85251 as their transfer agent as soon as the funds have been raised under this Prospectus. Their telephone number is (480) 481-3940.

The purchase of the common stock in this offering involves a high degree of risk.  The common stock offered in this Prospectus is for investment purposes only and currently no market for our common stock exists.  Please refer to "Risk Factors" on page 9 and "Dilution" on page 18 before making an investment in our stock.

Summary of Selected Financial Information

The following table sets forth summary financial data derived from FuLuCai’s audited financial statements dated April 30, 2010 , the Company’s unaudited statements from inception (March 26, 2010)  to July 31, 2010, and the Company’s unaudited three month period ended July 31, 2010. The data should be read in conjunction with the financial statements and the related notes thereto, as well as the "Management's Discussion and Plan of Operations" included elsewhere in this prospectus.

Financial Data Summary

Statements of Operations Data	Three Months Ended July 31, 2010	March 26, 2010 (Inception) To July 31, 2010	March 26, 2010 (Inception) To April 30, 2010

Total Revenues	$0	$0	$0

Organizational and Professional Expenses	3,000	7,250	4,250

Video Production	2,784	2,784	0

General and Administration	2,185	2,185	0

Total Expenses	$7,969	$12,219	$4,250

Net Income (Loss)	$(7,969)	$(12,219)	$(4,250)

Weighted average number of shares outstanding	80,000,000		80,000,000

Net Income (Loss) per Share	$(0.00)		$(0.00)

Balance Sheet Data	July 31, 2010	April 30, 2010

Working Capital	$11,781	$19,750

Total Assets	$16,675	$22,750

Total Liabilities	$4,894	$3,000

Shareholders’ Equity	$11,781	$19,750

RISK FACTORS

An investment in our common stock involves a high degree of risk and should be considered a speculative investment. You should carefully consider the risks described below and the other information in this prospectus. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you could lose all or part of your investment.  We cannot assure any investor that we will successfully address these risks. Prospective investors should carefully consider the following risk factors:

Risk Factors Relating to FuLuCai

We have a limited history of operations and unless we are able to successfully execute our business plan, our business and operating results will suffer resulting in the complete failure of our business.

Our operations are subject to all of the risks inherent in the establishment of a new business. The likelihood of our success must be considered in light of the risks, problems, expenses and delays frequently encountered in connection with the formation of a new business in general, as well as the highly competitive environment in which the business is operating. To address these risks, we must, among other things, continue to respond to competitive developments, attract, retain and motivate qualified personnel, commercialize products, and implement and successfully execute our marketing strategy and advertising sales strategy. There can be no assurance that we will be successful in addressing such risks.

The Company’s auditor has substantial doubts as to FuLuCai’s ability to continue as a going concern

Our independent auditors have added an explanatory paragraph to their audit issued in connection with the financial statements for the fiscal year ended April 30, 2010, relative to our ability to continue as a going concern.  We had working capital of $19,750 and a net loss of ($4,250). Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.  Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue our business. As such we may have to cease operations and investors could lose their entire investment.

We will incur increased costs and demands upon management as a result of complying with the laws and regulations affecting public companies, which could harm our operating results.

As a public company, we will incur significant additional legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting requirements. We also will incur costs associated with corporate governance requirements, including requirements under Section 404 and other provisions of the Sarbanes-Oxley Act, as well as rules implemented by the Securities and Exchange Commission (“SEC”).  The expenses incurred by reporting companies for reporting and corporate governance purposes have increased dramatically in recent years. We expect these rules and regulations to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We are unable to currently estimate these costs with any degree of certainty. We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage previously available. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as our executive officers. Currently we do not have a system of checks and balances in place covering our financial operations and investors will bear the economic risk associated with the lack of such oversight.

We do not intend to use unionized labor or seek to have any of our projects backed by completion bonds.

Our business plan is based on our position as a concept generator and marketer. As part of that plan we intend to use only non-union talent and service providers. While this may save costs it may also limit the availability of talent and service providers because many “big name” actors and established service providers have significant limitations on their ability to work on non-union projects. As such our projects will not have the draw and audience appeal that well known actors could bring to a project. Furthermore, we do not intend to use completion bonds to insure that our projects are completed on time or on budget. Thus if a particular project is not completed on time or on budget, there will be no third party oversight to “take control” of a project. If we underestimate costs or timing our projects may not be economically viable and/or we may not be able to complete them which could result in losses to investors.

Because we do not have an audit committee, shareholders will have to rely on the directors, who are not independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. These functions are performed by the board of directors as a whole. The members of the Board of Directors are not independent directors. Thus, there is a potential conflict in that the board members are also engaged in management and participate in decisions concerning management compensation and audit issues that may affect management performance.

To date we have not generated revenues from operations and we may have additional capital requirements to continue our operations but they might not be available to us on favorable terms or at all, and if unavailable our ability to run our business will be impaired.

As of the date of this Prospectus and even if we raise the $100,000 as required under this Offering, we have limited working capital. As a result, it may be impossible to expand our operations. Should we be successful in completing this Offering, the proceeds will be utilized over the next twelve months as specified in the “Use of Proceeds.”  If we are unable to generate sufficient revenues to cover operating expenses or raise additional funds after the twelve months or during the twelve months should we determine to undertake additional projects, outside of our current business plan, we will be unlikely to expand our business operations. We currently have no other plans or arrangements to raise capital for our business except for this Offering.

Early failures would impair our ability to attract additional capital.

Our business model contemplates success from our first concept sales. We are anticipating revenue from our concept sales to finance additional productions. In the event that our early productions are not profitable, we will need to raise additional capital from outside investment. There are no guarantees that we will be able to raise such capital, or that if we are able to, that it will be on favorable terms. Early failures are likely to make such additional financing difficult to obtain and we may not be able to raise any additional capital, if required.

We will not receive revenue from our concept sales until production is completed and even if completed, there are no assurances that we will receive any revenue.

Upon completion of this Offering, we intend to develop our first reality show concept.  The development and sale is a time consuming process.  Trailer development will generally extend for a minimum of two to three months or more.  Principal photography may extend for several weeks or more.  Post-production may extend from three to four months or more. Distribution and exhibition of motion pictures generally may continue for years before any revenue is realized or generated, if at all.

Our concepts may not be accepted by the market and our business may fail as a direct result of such lack of market acceptance.

The ultimate profitability of any concept depends upon its audience appeal in relation to the cost of its production and distribution. The audience appeal of a given concept depends, among other things, on unpredictable critical reviews and changing public tastes and such appeal cannot be anticipated with certainty. If certain segments of the viewing public do not like, are willing to pay for, or otherwise approve of our productions, our business may fail.

The premature abandonment of projects may result in losses to investors and impair our overall results of operations.

The development of our projects may be abandoned at any stage if further expenditures do not appear commercially feasible, with the resulting loss of some or all of the funds previously expended on the development of the projects, including funds expended in connection with the development of any trailers. In the event that we determine that it is in the best interests of our shareholders to abandon a project, it is unlikely that we will be able to recoup any of our costs.

Cost overruns will affect our results of operations and may cause the failure of our business.

The costs of generating concepts and trailers are often underestimated and may be increased by factors beyond our control.  Such factors may include weather conditions, illness of technical and artistic personnel and requirements, labor disputes, governmental regulations, equipment breakdowns and other production disruptions.  While we intend to engage production personnel who have demonstrated abilities to complete trailers within assigned budgets, the risk of a trailer running over budget is always significant and may have a substantial adverse impact on our profitability.

We are currently dependent on our officers and directors for our success and our future operations may require that we can attract and retain qualified employees, which we may not be able to do.

Our current operations are managed by our officers and directors, should our officers and directors resign, we would have no personnel to undertake the operations of the Company and therefore the Company would be adversely affected.  We have no key-person insurance policy for our President or any other Officers and/or Directors and we have no intention of acquiring same. Our future operations may depend, in part, on our ability to attract, employ and retain additional qualified employees. No assurance can be given that we will be able to attract or retain such personnel, if required.

We will rely on consultants and if we are unable to retain these or other similarly qualified individuals, we may not be able to carry out our business operations.

We expect to be dependent upon service providers, particularly actors, editors, writers, and camera crews. Loss of their services could adversely affect our business and our ability to maintain our operations or develop new products. We have not entered into any employment or non-competition agreements with any individuals and do not plan to in the future. Our success will depend on our ability to attract and retain qualified personnel. If we cannot attract and retain the necessary individuals our operating results will suffer.

Our go-forward arrangement with Douglas MacLeod is oral only and it may be that no further advice is received from Mr. MacLeod

Mr. MacLeod provided development advice for The Real Deal and he was compensated for that advice by an overriding royalty agreement the terms of which are disclosed herein. Mr. McLeod has orally agreed to provide further advice upon request by the Company but there is no assurance that any advice will be received if requested by the Company. Should the Company be unable to obtain any further advice from Mr. MacLeod, this could have an adverse effect on the Company.

Costs associated with our business, including production and input costs are not fixed and might increase, creating uncertainty about our ability to meet our plan of operations.

We have not established long-term contracts with our consultants or other third party suppliers we intend to rely on. The lack of long-term contracts could result in an increase in what we pay these individuals for their services. An increase in the production costs will reduce our margins and might make our projects uneconomical leading to the failure of our business.

We are in development stage and have conducted no market research on the viability of our concepts. There is no guarantee that we will be able to sell enough, or any, of our concepts to generate a profit and failure to become profitable will result in the failure of our business.

The market for our concepts is limited in scope and there is no assurance that our concepts will generate market acceptance and result in sales. We have developed the concepts with limited market research and there is no assurance that we will be able to respond to the rapidly evolving markets in the entertainment industry. The inability to sell our concepts will result in the failure of our business.

Our concepts may infringe on other patented, trademarked or copyrighted concepts. Litigation arising out of infringement or other commercial disputes could cause us to incur expenses and impair our competitive advantage.

We cannot be certain that our concepts will not, infringe upon patents, trademarks, copyrights or other intellectual property rights held by third parties. In addition, since we may rely on third parties to help us develop some of our concepts, we cannot ensure that litigation will not arise from disputes involving these third parties. We may incur substantial expenses in defending against prospective claims, regardless of their merit. Successful claims against us may result in substantial monetary liability, significantly impact our results of operations in one or more quarters or materially disrupt the conduct of our business. Our success depends in part on our ability to obtain and enforce intellectual property protection for our concepts, to preserve our trade secrets and to operate without infringing the proprietary rights of third parties, as previously stated. The validity and breadth of claims covered in our copyrights and trademarks that we intend to file involve complex legal and factual questions and, therefore, may be highly uncertain. No assurances can be given that any future copyright, trademark or other applications will be issued, that the scope of any future intellectual property protection will exclude competitors or provide competitive advantages to the Company, that any of our copyrights or trademarks will be held valid if subsequently challenged, that others will not claim rights in, or ownership of, the potential copyrights or trademarks or other proprietary rights held by us or that our intellectual property will not infringe, or be alleged to infringe, the proprietary rights of others. Furthermore, there can be no assurance that others have not developed or will not develop similar concepts. In addition, whether or not additional intellectual property protection is issued to the Company, others may hold or receive intellectual protection covering concepts that were subsequently developed by the Company; and no assurance can be given that others will not or have not independently developed or otherwise acquired substantially equivalent intellectual property.

Your funds may be at risk from creditors’ claims until the minimum amount of the Offering is reached.

Any subscriptions received from this Offering will be placed in trust for the benefit of the Company. This means that your funds may be at risk from creditors’ claims until such time as the minimum amount of the Offering is subscribed or the Offering is terminated and the funds returned to you. Investor funds held in escrow will earn no interest.

Our Principal has no experience in producing television reality shows and this lack of experience could result in the failure of the business.

Our Principal’s lack of experience in producing reality television shows could lead to poor decision-making which could result in cost-overruns and/or the inability to produce the desired trailer. His inexperience could also result in the company’s inability to consummate revenue contracts or any contracts at all. Any combination of the aforementioned may result in the failure of the Company and a loss of your investment.

Risks Relating to the Industry

We face intense competition in the market from larger more established companies that offer a wider array of projects. These competitors will make it difficult for us to offer competing projects and grow our business.

In the trailer development phase, competition will affect our ability to obtain the services of preferred performers and other creative personnel.  We will be competing with the producers of other projects in arranging for distribution in the marketplace.  In the sales phase, competition will limit the availability of channels required for the successful distribution of our projects.  These projects may be competing directly with other projects and indirectly with other forms of public entertainment. Companies that are larger, better funded, and have longer operating histories dominate our industry. We may not be able to compete successfully against our future competitors and competition could have a material adverse effect on our business, results of operations and financial condition. Our potential competitors may develop superior projects and services that achieve greater market acceptance than ours. Accordingly, failure of our marketing campaign will result in the failure of the business.

Industry changes may have a negative impact on our operations.

The entertainment business, in general, is undergoing significant changes, primarily due to technological developments.  These developments have resulted in the availability of alternative forms of leisure time entertainment, including expanded pay and basic cable television, syndicated television, video cassettes, video discs, digital video disks (DVDs) and video games.  During the last several years, revenues from licensing of motion pictures to network television have decreased (and fewer films are now being licensed for any price to network television), while revenues from pay television, DVDs and the Internet have increased relative to network.  The level of theatrical success remains a critical factor in generating revenues in these ancillary markets.  It is impossible to accurately predict the effect that these and other new technological developments may have on the reality show industry. These uncertainties as well as others outlined herein may have a negative impact on our operations and could result in the complete failure of our business.

The lack of current licensing agreements means that any concept development could never be licensed and no revenues being received

If the Company’s concepts are not licensed to distribution channels, the Company will not receive any income. Even if the concepts are licensed to distribution networks, there is no guarantee that any license fee will be sufficient to pay the Company’s operating expenses in a timely manner or at all. This could result in the Company going out of business and a total loss of your investment.

Our success depends on our ability to develop concepts and sell them to distribution channels. The inability to establish distribution channels, may severely limit our growth prospects.

Our business success is completely dependent on our ability to develop concepts and secure distribution channels. Revenues derived therefrom represent vital funds for our continued operations. The loss or damage of any of our business relationships and or revenues derived therefore will result in the inability to market and produce our products.

Our success may be dependent on foreign markets.

Many products are released each year that are not commercially successful and fail to recoup their production costs from United States theatrical distribution.  Foreign and ancillary markets have, therefore, become increasingly important.  As such we may rely on foreign and ancillary markets for our revenue. Although both foreign and ancillary markets have grown, neither provides a guarantee of revenue.  Licensing of a concept in the ancillary markets is particularly dependent upon performance in home markets.  Thus, if one of our concepts is not an artistic or critical success or if, for any reason, it is not well-received by the public, it may be a financial failure. There are no assurances that all of our concepts will not be financial failures, resulting in a complete failure of our business.

Foreign distribution rules and regulations may have an adverse impact on our operations.

Foreign distribution of a concept (i.e., outside the United States and Canada) may require the use of various foreign distributors.  Some foreign countries may impose government regulations on the distribution of intellectual products.  Also revenues derived from the distribution of the concepts in foreign countries, if any, may be subject to currency controls and other restrictions that may temporarily or permanently prevent our ability to receive or account for such revenue. To the extent that we have made the economic decision to pursue a particular project based upon foreign distribution, our operations may suffer.

Risk Factors Relating to This Offering

Even if our projects are successful, we may not be successful and our investors may still lose their investment.

A concept production typically goes from the producer to the distributor, who in turn, may send it to territorial sub-distributors.  The receipts generated travel this same route in reverse.  Each participant takes a cut and sends the balance up the chain.  The problem for the private investors with this system is that such investors, who have had their money at risk for the longest time, are at the tail end of the receipts chain.  Thus, even if we are successful in negotiating a development and distribution deal, we will still rely heavily on a participation in the concept’s net profits, which means we will be last in line to benefit from such a revenue stream, if any.

Our shares are not currently traded on any stock market and there is no assurance that shares purchased pursuant to this offering can be resold and if resold will be at prices at or above the offering price.

The offering price of $.01 per share was arbitrarily determined and bears no relationship to our earnings, book value, or any other recognized criteria of value. At the present time there is no public market for our common stock and we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market. Investors should not consider investing in this offering unless they can afford the complete loss of their investment.

Investors in this offering will bear a substantial risk of loss due to immediate and substantial dilution.

The present owner of all of the Company’s issued and outstanding securities acquired such securities at a cost substantially less than that which the investors in this offering will pay.  Upon the sale of the shares offered hereby, the investors in this Offering will experience an immediate and substantial “Dilution”.  Please refer to "Dilution" on page 18 for further information. Therefore, the investors in this Offering will bear a substantial portion of the risk of loss.  Additionally, sales of securities of the Company in the future could result in further “dilution.”

We will incur significant costs as a result of operating as a reporting company, and our management will be required to devote substantial time to compliance initiatives.

Upon the effectiveness of the registration statement of which this Prospectus forms a part, we will incur significant legal, accounting and other expenses as a fully-reporting public company.  Moreover, the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), as well as new rules subsequently implemented by the SEC, have imposed various new requirements on public companies, including requiring changes in corporate governance practices.  Our management will need to devote a substantial amount of time to these new compliance initiatives.  Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

The Sarbanes-Oxley Act also requires, among other things, that we maintain effective internal controls for financial reporting and disclosure controls and procedures.  In particular, we must perform system and process evaluation and testing of our internal controls over financial reporting to allow management and our independent registered public accounting firm to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act.  Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses.  Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management efforts.  Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Participation is subject to risks of investing in micro-capitalization companies.

FuLuCai believes that certain micro-capitalization companies have significant potential for growth, although such companies generally have limited product lines, markets, market shares and financial resources.  The securities of such companies, if traded in the public market, may trade less frequently and in more limited volume than those of more established companies.  Additionally, in recent years, the stock market has experienced a high degree of price and volume volatility for the securities of micro capitalization companies.  In particular, micro capitalization companies that trade in the over-the-counter markets have experienced wide price fluctuations not necessarily related to the operating performance of such companies.

The Company is selling the shares offered in this Prospectus without an underwriter and may not be able to sell any of the shares offered herein.

The shares of common stock offered in this Prospectus are being offered on our behalf by our officers, on a best-efforts basis.  No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering.  Consequently, there is no guarantee that the Company will be capable of selling all, or any, of the common shares offered hereby.

If we fully subscribe our Offering, Investors cannot withdraw funds once invested and will not receive a refund.

If all of the 10,000,000 FuLuCai shares being offered under this Prospectus are sold, investors will not have the right to withdraw invested funds.  Subscription payments will be released from the escrow account to FuLuCai if the Subscription Agreements are in good order and the investor is accepted as an investor by the Company. Therefore, once the 10,000,000 shares under the Offering are sold, investors will not have the use or right to return of such funds thereafter.

FuLuCai does not plan to pay dividends in the foreseeable future, and, as a result, stockholders will need to sell shares to realize a return on their investment.

FuLuCai has not declared or paid any cash dividends on its capital stock since inception.  FuLuCai intends to retain any future earnings to finance the operation and expansion of its business and does not anticipate paying any cash dividends in the foreseeable future.  As a result, stockholders will need to sell shares of common stock in order to realize a return on their investment, if any.  If no market develops for the common shares in the future investors would lose their entire investment.

You may not be able to sell your shares in our Company because there is no public market for our stock.

There is no public market for our common stock. In the absence of being listed, no market is available for investors in our common stock to sell their shares.  Upon the successful completion of this Offering, we intend to apply for quotation to the Over-the-Counter Bulletin Board.   Assuming that we are successful in completing the Offering and we find a market maker to submit for quotation of our stock, of which there can be no assurance, our securities will likely be subject to the penny stock rules, which apply generally to equity securities with a price of less than $5.00 per share, other than securities registered on certain national exchanges or quoted on the NASDAQ system. The penny stock rules reduce the level of trading activity and the secondary market for a security that becomes subject to the penny stock rules. Therefore, investors in this Offering may find it more difficult to sell their Shares.

There is currently no market for FuLuCai’s common stock, but if a market for our common stock does develop, our stock price may be volatile.

There is currently no market for FuLuCai’s common stock and there is no assurance that a market will develop. If a market develops, it is anticipated that the market price of FuLuCai’s common stock will be subject to wide fluctuations in response to several factors including:

-	The ability to complete the development of FuLuCai’s projects in order to provide them to distribution channels;
-	The ability to generate revenues from sales;
-	The ability to generate brand recognition of the FuLuCai products and services and acceptance by consumers;
-	Increased competition from competitors who offer competing services;
-	The Company’s financial condition and results of operations; and
-	The ability to continue to generate or otherwise acquire new concepts and develop those assets into viable commercial projects.

Furthermore, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to our operating performance, may affect the market price of our stock.

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15g-9 which established the definition of a “penny stock.”

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a specia lwritten determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

We may, in the future, issue additional Common Shares which would reduce investors’ percentage ownership and may dilute the value of our shares.

Our Articles of Incorporation authorize the issuance of 200,000,000 Common Shares with $0.0001 par value. There are no other classes of securities authorized.  We may value any securities issued in the future on an arbitrary basis. The issuance of additional securities for future services or acquisitions or other corporate actions may also have the effect of diluting the value of the shares held by our investors and might have an adverse effect on the trading market for our Common Shares.

If we do not comply with the state regulations in regard to the sale of these securities or find an exemption therefrom there may be potential limitations on the resale of your stock.

With few exceptions, every offer or sale of a security must, before it is offered or sold in a state, be registered or exempt from registration under the securities, or blue sky laws, of the state(s) in which the security is offered and sold. Similarly, every brokerage firm, every issuer selling its own securities and an individual broker or issuer representative (i.e., finder) engaged in selling securities in a state, must also be registered in the state, or otherwise exempt from such registration requirements. Most states securities laws are modeled after the Uniform Securities Act of 1956 ("USA"). To date, approximately 40 states use the USA as the basis for their state blue sky laws.

However, although most blue sky laws are modeled after the USA, blue sky statutes vary widely and there is very little uniformity among state securities laws. Therefore, it is vital that each state's statutes and regulations be reviewed before embarking upon any securities sales activities in a state to determine what is permitted, or not permitted, in a particular state. While we intend to review the blue sky laws before the distribution of any securities in a particular state, should we fail to properly register the securities as required by the respective states or find an exemption from registration, then you may not be able to resell your stock once purchased.

These risk factors, individually or occurring together, would likely have a substantial negative effect on FuLuCai’s business and would likely cause it to fail.

FORWARD-LOOKING STATEMENTS

THE FORWARD-LOOKING STATEMENTS ARE BASED UPON MANAGEMENT'S CURRENT VIEWS AND ASSUMPTIONS REGARDING FUTURE EVENTS AND OPERATING PERFORMANCE, AND ARE APPLICABLE ONLY AS OF THE DATES OF SUCH STATEMENTS. WE DO NOT HAVE ANY INTENTION OR OBLIGATION TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, CHANGES IN ASSUMPTIONS, OR OTHERWISE.

This Prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as: anticipate, believe, plan, expect, future, intend and similar expressions, to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced as described in the “RISK FACTORS” section and elsewhere in this Prospectus.  Factors which may cause the actual results or the actual plan of operations to vary include, among other things, decisions of the board of directors not to pursue a specific course of action based on its re-assessment of the facts or new facts, or changes in general economic conditions and those other factors set out in this Prospectus.  Except as required by law, we undertake no obligations to update any of the forward-looking statements in this Prospectus after the date hereof.

USE OF PROCEEDS

We are offering a total of 10,000,000 shares of our common stock on a best efforts and self-underwritten basis. The offering price per share is $.01.   There is no minimum amount which will be accepted, in order to close this Offering all 10,000,000 shares must be subscribed.  There is no assurance that we will be able to sell all of the 10,000,000 shares under this Offering, in which case we will return any subscriptions received and we will not complete this Offering.

The following table below sets forth the use of proceeds based on the closing of the Offering.  If the Company is not successful in selling all 10,000,000 shares within the prescribed 180 day period, then the Offering will not close and  all funds will be returned to investors immediately thereafter, without and deduction or interest.  For further discussion see “Management’s Discussion and Plan of Operation”.

OFFERING EXPENSES:
Legal, Accounting and Professional Fees	$16,000
Edgar Agent Fees	1,000
Transfer Agent Fees	1,000

TOTAL OFFERING EXPENSES	18,000

NET PROCEEDS:
General and Administrative Expense	3,000
Public Reporting expenses	12,750
Blue Sky Fees	250
Consulting Expenses	20,000
Trailer development	30,000
Marketing Expense	5,000
General Working Capital	11,000
82,000

TOTAL PROCEEDS FROM OFFERING	100,000
Current Working Capital as at July 31 , 2010	$11,781

We have working capital of $11,781 as at July 31, 2010 from the proceeds of the sale of shares prior to this Offering.   If we are successful in completing this Offering, after the costs of the Offering we will have $82,000 in addition to our current working capital.   The above figures represent only estimated costs.

General and Administrative Expense. This may include, but not be limited to, rent, printing costs, postage, telephone services, overnight delivery services and other general operating expenses.

Public Reporting expenses.   This includes quarterly financial reviews and filings.

Blue Sky Fees.  These are the filing fees which may be required for Blue Sky filings in any States where we may offer the securities and incur filing fees.

Trailer development. This may include, but not be limited to, research, script preparation, script breakdown, budget preparation, location scouting, casting and videotaping

Marketing Expenses . This may include, but not be limited to, advertising, promotion, and strategic alliance development.

Salary and Consulting Expenses. The Company anticipates meeting its staffing needs through a combination of outside third party service providers. We have allocated a total of $20,000 from our proceeds raised for these outside consultants.  Our President will provide 100% of his time to the Company, without contract or salary, until such time as the Company, in the President’s sole discretion can afford to pay a salary. Our other Director draws no salary from the Company and is employed on a full-time basis outside of the Company and does not have a specified time commitment to the Company.   He will fulfill his role as Chief Financial Officer and a Director of the Company but will have no other direct obligations for operations.

Trailer Production. This includes direct and indirect expense from research, script preparation, script breakdown, budget preparation, location scouting, costume design, set construction principal photography through project completion and includes advertising, promotion and strategic alliance related to potential television projects. This expense category is included in “Trailer Development” in the Use of Proceeds table above.

DETERMINATION OF OFFERING PRICE

There is no established market for our stock. The offering price for shares sold pursuant to this Offering is set at $0.01 per common share. To date, we have sold a total of 80,000,000 shares of common stock at $0.0003 per share, for total proceeds of $24,000.  All of the shares of outstanding common stock are restricted.

The price of the shares we are offering was arbitrarily determined in order for us to raise a total of $100,000 in this Offering.  The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value.  Among the factors considered were:

-	our cash requirements;- the proceeds to be raised by the Offering;
-	our lack of operating history; and
-	the amount of capital to be contributed by purchasers in this Offering in proportion to the amount of stock to be retained by our existing shareholders.

There are no warrants, rights or convertible securities associated with this Offering.

DILUTION

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of FuLuCai’s presently issued and outstanding stock. This is due to the shares of common stock issued to the Company’s founder totaling 80,000,000 shares at $0.0003 per share for $24,000 cash versus the current offering price of $.01 per share.

The Company’s net book value on July 31, 2010 was $11,781. Based on all of the 10,000,000 FuLuCai shares of common stock offered in this Prospectus being sold, and the Company receiving the $100,000 proceeds of this Offering from shareholders, FuLuCai’s net book value will be approximately $ 93,781 after deducting the costs of the Offering , or $0. 0010 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0. 0090 per share, while the Company’s present stockholders will receive an increase of $0.001 per share in the net tangible book value of the shares that they hold. This will result in 89% dilution for purchasers of stock in this Offering.

The total capital contributed by new investors will be $100,000, compared to $24,000 by the original shareholder of the Company.  The percentage of capital contribution will then be 19.4% for the existing stockholders and 80.6% for the new investors.  The existing stockholders will then hold, as a percentage, 88.9% of our issued and outstanding shares, while the new investors will hold, as a percentage, 11.1%.

The following table illustrates the dilution to the purchasers of the common stock in this offering. The table below includes an analysis of the dilution that will occur if all shares are sold:

Dilution Table

100% of
Shares Sold
Offering Price Per Share	$0.01
Net Tangible Book Value Per Share Before the Offering	$0.0001
Net Tangible Book Value Per Share After the Offering	$0.0010
Net Increase to Original Shareholders	$0.0009
Decrease in Investment to New Shareholders	$0.0090
Dilution to New Shareholders	90%

SELLING SECURITY HOLDERS

Our current stockholder is not selling any of the shares being offered in this Prospectus

PLAN OF DISTRIBUTION

Underwriters and Underwriting Obligation, New Underwriters

Upon effectiveness of the registration statement, of which this Prospectus is a part, we will conduct the sale of shares we are offering on a self-underwritten, best-efforts basis.  There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making.

Other Distributions

Our officers and directors, Mr. James Durward and Mr. Gordon Rix, will sell securities on our behalf in this Offering.  Our officers and directors intend to personally contact their friends, family members and business acquaintances in attempting to sell the shares offered hereunder.  We will not be conducting a mass-mailing in connection with this Offering, nor will we use the Internet to conduct this Offering.  We will not employ the services of an agent or intermediary to introduce us to prospective subscribers to the Offering.

Mr. Durward and Mr. Rix are not subject to a statutory disqualification as such term is defined in Section 3(a)(39) of the Securities Exchange Act of 1934.  They will rely on Rule 3a4-1 to sell our securities without registering as a broker-dealer.  Both are serving as an officer and director and primarily perform substantial duties for or on our behalf otherwise than in connection with transactions in securities and will continue to do so at the end of the Offering, and have not been a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months, and have not nor will not participate in the sale of securities for any issuer more than once every 12 months.  Neither individual will receive commissions nor any other remuneration in connection with their participation in this Offering based either directly or indirectly on transactions in securities.

We plan to offer our shares to the public at a price of $0.01 per share, with a minimum and maximum of 10,000,000 shares to be sold.  Our officers and directors will not purchase any shares under this Offering.  We will keep the Offering open until we sell all of the shares registered, or for 180 days from the effective date of this Prospectus, whichever occurs first. Subscription amounts will be placed in a separate escrow account with International Securities Group Inc. until we have received $100,000. There can be no assurance that we will sell all or any of the shares offered.  If the entire 10,000,000 shares are not sold within the prescribed period, all amounts received from investors will be returned in full without penalty or interest.

We have no arrangement or guarantee that we will sell any shares.  All subscription checks will be made payable to us or as we may otherwise direct.  Upon our acceptance of an investor’s signed subscription agreement and bank clearance of the funds from each investor’s subscription check, together with all 10,000,000 shares having been subscribed to within the required period, each investor will become a stockholder of the Company and receive a share certificate for the number of shares subscribed for. Upon closing, we will withdraw and use the $100,000.

Offerings on Exchange

Our securities are not going to be offered on an exchange or in connection with the writing of exchange-traded call options.

Underwriter’s Compensation

We are not using underwriters in connection with this Offering, and thus, there is no compensation, discounts or commissions to be paid to underwriters.

Underwriter's Representative on Board of Directors

We are not using underwriters in connection with this Offering, and thus, no underwriter has the right to designate or nominate a member or members of our Board of Directors.

Indemnification of Underwriters

Not Applicable.

Dealers’ Compensation

There are no discounts or commissions to be allowed or paid to any dealers, including cash, securities, contracts or other considerations to be received by any dealer in connection with the sale of the securities.

Finders

None.

Discretionary Accounts

None.

Passive Market Making

No underwriters or any selling group members intend to engage in passive market making transactions as permitted by Rule 103 of Regulation M.

Stabilization and Other Transactions

Not applicable.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Capital Stock

Our Articles of Incorporation authorize the issuance of a total of 200,000,000 shares comprised of common stock with a $0.0001 par value.  We are seeking to register 10,000,000 shares of common stock.

Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of our affairs, holders are entitled to receive, ratably, our net assets available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation.  The Company does not currently have any preferred stock authorized.

Each record holder of common stock is entitled to one (1) vote for each share held in all matters properly submitted to the stockholders for their vote.  Cumulative voting for the election of directors is not permitted by our By-Laws.

Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights.  To the extent that additional shares of our common stock are issued, the relative interest of then existing stockholders may be diluted.

Debt Securities

None.

Warrants and Rights

None.

Other Securities

None.

Market Information for Securities Other Than Common Equity

Not applicable.

American Depositary Receipts

Not applicable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

We have not hired or retained any experts or counsel on a contingent basis, who would receive a direct or indirect interest in the Company, or who is, or was, a promoter, underwriter, voting trustee, director, officer or employee of the Company.

Child, Van Wagoner & Bradshaw, PLLC of Salt Lake City, UT, have audited our financial statements for the period ended April 30, 2010, and presented its audit report dated May 17, 2010, regarding such audit which is included with this prospectus with Child, Van Wagoner & Bradshaw, PLLC’s consent as experts in accounting and auditing.

Gersten Savage LLP has issued an opinion on the validity of the shares offered by this prospectus, which has been filed as an Exhibit to this Prospectus with Gersten Savage LLP’s consent.

INFORMATION WITH RESPECT TO THE REGISTRANT

Description of Business

General

We were incorporated on March 26, 2010, under the laws of the State of Nevada. We are a development stage independent concept developer having our principal office located at 3632-13 St SW, Calgary, Alberta, Canada, T2T 3R1. Our phone number is (403) 689-3901 and our e-mail is jimd@fulucai.tv.  Our website is at www.fulucai.tv.

Our plan of operation is to engage in the business of developing reality-based television programs.  To date, our business activities have been limited to organizational and pre-production activities and acquisition of our first reality television concept. Our commenced pre-production activities include the establishment of a basic website, planning of further website development and our trailer development, production of a two minute draft video introduction, interviews with potential panelists and competitor companies, and contacts and initial discussions with potential advertisers and sponsors. We do not expect that management of these pre-production activities will require any material expense as they will be conducted by the Company’s President at no charge. The actual third-party production expenses, that will be incurred prior to the closing of this Offering and as part of the trailer development expense, are expected to cost less than $10,000 and will be paid for with cash on hand. After the Offering is closed we will develop the trailer and begin the selection process for Panelists and competitor companies. No panelists or competitors have yet been contracted and no sponsors or advertisers have been contacted nor made commitments of any kind. We currently have one unpaid employee, our President, James Durward. James Durward also transferred all rights to our sole intellectual property which we are currently developing.  All of our operations are undertaken by our officers and directors.  We intend to utilize independent contractors and consultants from time to time to assist in developing, producing and promoting our properties. Independent contractors are generally paid on a commission or hourly or job-related basis, depending on the services being performed.

We have no plans, arrangements, commitments, or understandings to engage in a merger or acquisition with another company.

Television Industry Overview

United States Television Distribution

Television rights in the United States are generally licensed first to pay television for an exhibition period following home video release, thereafter to network television for an exhibition period, then to pay television again, and finally syndicated to independent stations. Therefore, the owner of a property may receive payments resulting from television licenses over a period of six years or more.

Cable and Pay Television

Pay television rights include rights granted to cable, direct broadcast satellite, microwave, pay per view and other services paid for by subscribers. Cable and pay television networks usually license properties for initial exhibition commencing six to twelve months after initial domestic theatrical release (if any), as well as for subsequent showings. Some pay television services have required exclusivity as a precondition to such contracts. The pay television market is characterized by a large number of sellers and few buyers.  However, the number of properties utilized by these buyers is extremely large.

Network Television

In the United States, broadcast network rights are granted to ABC, CBS, NBC, FOX or other entities formed to distribute programming to a large group of stations. The commercial television networks in the United States license properties for a limited number of exhibitions.

Television Syndication

If the producer has entered into a commercial television network license the property may be shown shortly after its completion through a number of outlets. This activity, known as “syndication,” has become an important source of revenues as the number of, and competition for, programming among local television stations has increased.

Foreign Television Syndication

Properties are now being licensed in the foreign television market in a manner similar to that in the United States. The number of foreign television stations as well as the modes of transmission (i.e., pay, cable, network, satellite, etc.) have been expanding rapidly, and the value of such markets has been likewise increasing and we believe will continue to expand. Producers may license properties to foreign television stations during the same period they license such properties to television stations in the United States; however, governmental restrictions and the timing of the initial foreign theatrical release of the property in the territory may delay the exhibition of such properties in such territory.

Re-licensing

The collective retained rights in a group of previously produced properties is often a key asset, as such properties may be re-licensed in the pay and commercial television, home video and non-theatrical markets.

Production

The Company plans to produce its trailers at the lowest possible cost consistent with the quality that it seeks to achieve. The Company will attempt to avoid the substantial overhead associated with major production companies by maintaining minimal staff. The Company does not own production facilities or equipment, but will adopt the standard industry practice of renting production facilities and equipment and engaging free-lance production staff on an “as-needed” basis.

The Company expects the total production period for a Company-produced trailer to generally continue for as long as three months and in some instances, even longer. Multiple projects may run concurrently, should we have sufficient funds available to do so. The following table represents the Producers' estimates of the time periods associated with each phase in the financing, production and distribution of the first Picture:

Pre-Production	5 weeks
Principal Photography	2 weeks
Post-Production	4 weeks
Release	12th week

Once the trailer is completed, we plan to present it, via email transmission, to television distributors in Canada and the United States. We expect to locate potential distributors via Internet searches. We hope to convince them, via telephone negotiations, to license and pay for the production of The Real Deal as well as to pay us a royalty on the distribution. Our President will conduct the negotiations. We do not know, at this time, whether distributors will pay according to our plan and if they do pay, we do not know how or what they will pay.

We have verbally agreed to retain the advisory services of Douglas McLeod, a Calgary based independent producer, as an outside consultant.  We expect to be seeking advice on a time-to-time basis from Mr. McLeod, and he has verbally agreed to provide those advisory services. There is no written contract between the company and Mr. McLeod and it could be that he never provides any such services if they are not required by us. There is a gross overriding royalty agreement between the Company and Mr. McLeod whereby he will be paid a .5% (one half of one percent) gross overriding royalty on all broadcast licensing revenues generated by the Real Deal. He received this overriding royalty in return for being available to provide verbal creative input and verbal project management recommendations with regard to the trailer development and marketing.

Distribution Approach

From a business perspective, the primary goal of the Company's ventures is to maximize its revenues to it and to seek to maximize the return on investment of its shareholders; however, there can be no assurance that this goal will be achieved or that increased revenues will equate to a higher return on investment. The ultimate commercial success of any video product is dependent on its distribution. The Company believes that the most important initial objective in achieving this goal is to maximize proceeds from the North American licensing of its concepts, since it considers such markets to be the single most important determinant of a picture's performance in the subsequent markets of home Video/DVD/Podcasts, pay cable and free broadcast television and foreign television syndication.

The Company plans to approach prospective distributors with a completed trailer, thus potentially enhancing its bargaining position with respect to negotiating the terms of the distribution arrangements. We believe that producing a trailer will enhance our bargaining position because it will visually demonstrate the show concept. We believe that without a visual presentation, we would get less attention from potential distributors.  The Company may present the trailers at the major television markets held each year in the USA. The producers believe they will have designed the trailer to be attractive to distributors since elements of the trailer will be specifically conceived to appeal to business-oriented audiences.

Through internet research conducted by our President, in combination with his personal 30 year business experience, we believe that our target audience is 25 to 65 year old males who watch business-related television and view business-related websites.

Current Projects

The Company is currently developing one (1) project. Our current project is called “The Real Deal”, Writers Guild of Canada Reg. # S10-00417. The Real Deal is a reality show concept that features companies competing for a potential financing.  Expert panelists listen to corporate presentations and, through a series of elimination rounds, determine which company, if any,  is worthy of receiving a financing offer.  As it is a potential financing for the competing companies based on their merit in the eyes of the panelists, there is no guarantee of any financing offer or that if an offer is received, a financing will occur.  It will be up to the participating companies to convince the panelists to use the panelist’s contacts in the financial industry to garner financing offers and to close on any actual financing. The Company does not guarantee any financing to any competing companies.  Company management believes that prospective contestants and panelists will be interested in being participants in the show, despite the lack of a definitive prize, due to the potential publicity they would receive upon the show’s licensing and distribution. While this is the Company’s belief, there is no guarantee that any panelists or companies will participate and there are no participation contracts signed at this time. Furthermore, no attempts will be made to enter into any such contracts prior to the closing of the Offering.

The Real Deal is the only concept that we currently have. James Durward, our President will be the producer and will be responsible for managing the production of the trailer. In this role he expects to co-ordinate the various trades including principal photography, director, editing, graphic design and web-integration. He may also produce the actual show if the distribution channels will accept him in this role. His producer involvement in the actual show is completely dependent on the distributor requirements and, as no distributor agreements exist at this time, it cannot be accurately predicted what the outcome would be. He has no experience with reality show production. In the event of a licensing agreement, it is not expected that the Company would have any additional development expenses.

The Company’s business model relies upon distributor licensing fees and payment of production costs. The Company expects to, post-offering closure, produce its trailer and subsequently attempt to license the concept to distributors. The Company does not know what any revenue stream would look like and cannot accurately predict if or when revenue will be received. The Company and its officers and directors have no experience in producing or licensing trailers so it is impossible to predict what the outcome may be (see “Risk Factors” commencing on page 9).

Until we have negotiated a distribution agreement, which ultimate negotiation is not guaranteed, we will not know the composition of any revenue stream that may come from such negotiation or whether we will retain any rights for sale into other markets. In fact we do not know if our business model will work at all and we have no specific knowledge that our business model exists elsewhere and, if it does exist, if it is successful.

In an attempt to secure other revenue sources, the Company envisions potential revenues from:

1.
Advertisers. Based on our President’s internet and television research, we believe that financial service companies such as brokerage firms and venture capital firms regularly pay to advertise on shows that target an investor audience. This exposure may result in additional purchasers of the advertiser’s products or services. There is no guarantee that any such revenues will be achieved and there are no contracts in place. Even if contracts are put in place, it could be that a licensed distributor receives all of such revenues.

2.
Participants. Based on our President’s personal experience as a Director and Officer of both private and public companies, and his involvement in publicity efforts for those companies, we believe that companies will pay to gain public exposure. This exposure may result in additional product sales or may result in a viewer to evaluate the company as a potential shareholding opportunity.. There is no guarantee that any such revenues will be achieved and there are no contracts in place. Even if contracts are put in place, it could be that a licensed distributor receives all of such revenues.

3.
Panelists. Based on our President’s discussions with two potential panelists, we believe that panelists will pay directly or through sponsorships, to gain exposure to a potential investor audience. This exposure may result in additional clients for the panelists. There is no guarantee that any such revenues will be achieved and there are no contracts in place. Even if contracts are put in place, it could be that a licensed distributor receives all of such revenues.

Revenue generation ability from the above categories of “advertisers” and “participants” is exhibited on well known financial television shows on the various television networks (advertiser pay) and financial internet websites (participant pay). By typing “Investor Relations Video” into Google it is possible to see numerous examples of “participant pay” videos.

The Company’s business plan relies upon distributor licensing fees and payment of production costs for revenue, which revenues are unknown and uncommitted. The Company’s President plans, concurrently with his licensing efforts, to attempt to attract paying advertisers from companies who sell financial products, participant fees from participant companies, and sponsorship fees from panelists. The specific amounts of fees for each category have not been determined. These fee attempts will not be done until after the offering has closed. None of these potential revenue sources have committed to any fees and there is no guarantee that any of them will materialize.

To date we have established a basic website and have had preliminary discussions with one potential panelist and two potential companies. No agreements have been entered into and further discussions are not planned until after the offering has been completed. Other than these preliminary contacts, no production process has been initiated. We have not completed this project and we have not entered into any distribution agreements.

The target audience is that of popular business-related realty shows. All rights to The Real Deal were acquired from our President, James Durward in return for a 5% gross overriding royalty on all revenues generated by all of the Company’s present and future properties.  We have also agreed to pay, to Mr. Gordon Rix who is an officer and director of the Company, a royalty of 1% on all broadcast licensing revenues related to The Real Deal until such time as the Company sells or otherwise disposes of The Real Deal rights. There are no plans to sell or otherwise dispose of these rights at this time.  We have also agreed to pay, to Douglas MacLeod, an unaffiliated consultant, a royalty of .5% on all broadcast licensing revenues related to The Real Deal until such time as the Company sells or otherwise disposes of The Real Deal rights. There are no plans to sell or otherwise dispose of these rights at this time.

The Company currently has one unpaid employee, our President and Director, James Durward who dedicates all of his time to the Company, without benefit of any salary at this time. The Company may, if in its sole discretion it feels the Company can afford it, hire two employees in the next 12 months to assist in marketing, secretarial and administrative duties. The Company intends to utilize the services of other necessary personnel on a project-by-project contracted basis.

Distribution Arrangements

Effective distribution is critical to the economic success of a television product, particularly when made by an independent production company. We have not as yet negotiated any distribution agreements.

We intend to market our trailers to existing distribution companies, primarily independent distributors. We will retain the right for ourselves to market our product on a jurisdiction-by-jurisdiction basis throughout the rest of the world and to market television and other uses separately.  In many instances, depending upon the nature of distribution terms available, it may be advantageous or necessary for us to license all, or substantially all, distribution rights through one major distributor.

To the extent that we may engage in foreign distribution of our products, we will be subject to all of the additional risks of doing business abroad including, but not limited to, government censorship, currency fluctuations, exchange controls, greater risk of "piracy" copying, and licensing or qualification fees.

It is not possible to predict, with certainty, the nature of the distribution arrangements, if any, that we may secure for our concepts. When negotiating with potential distributors, we will consider the following factors in determining if we will enter into a distribution contract:

a)	cost of trailer production – we will want to recapture our up-front costs as soon as possible, preferably through a lump sum payment upon closing of a distribution agreement;
b)
monthly operating costs – we want to have a monthly revenue stream that will cover our monthly expenses and produce a profit. This would presumably come from royalties paid to us by the distributor; and

c)	if we are required to produce the show, a production profit of greater than 15%.

There is no guarantee that we will achieve any of these goals and it will be completely dependent on the Company management’s ability to negotiate such agreements to reach such goals. Company management has no experience negotiating such agreements.

In order to negotiate a distribution agreement, we intend to:

a)	conduct Internet searches to locate potential distributors;
b)	make telephone cold calls to establish contact with those distributors;
c)	send our trailer(s) to those interested parties;
d)	follow-up telephonically and via email;
e)	determine the needs of the interested distributors;
f)	alter our approach to satisfy those needs;
g)	generate a basic letter of intent and get it signed; and
h)	formalize the agreement and begin production.

We expect that this process may take many months to conclude. We are not aware of any “standard” market rates and believe that each distributor deal would be independently negotiated. We cannot accurately predict revenue amounts or time frames and we cannot guarantee that any revenues will ever be generated or, if generated, will be sufficient to produce a profit. We have no experience negotiating such agreements. (see “Risk Factors” commencing on page 9).

Competition

The television production industry is intensely competitive. Competition comes from companies within the same business and companies in other entertainment media that create alternative forms of entertainment.  The industry is currently evolving in such a way that certain multinational multimedia firms will be able to dominate this space because of their control over key film, magazine, and television content, as well as key network and cable outlets.  These organizations have numerous competitive advantages, such as the ability to acquire financing for their projects and to make favorable arrangements for the distribution of completed product.  All of our competitors will likely be organizations of substantially larger size and capacity, with far greater financial and personnel resources and longer operating histories, and may be better able to acquire properties, personnel and financing, and enter into more favorable distribution agreements. Our success will depend on public taste, which is both unpredictable and susceptible to rapid change. As an independent production company, we most likely will not have the backing of a major studio for production and distribution support. Consequently, we may not be able to complete a distribution deal.

In order to be competitive, we intend to create and/or acquire innovative concepts that may appeal to a wide range of public taste both in the United States and abroad.  Moreover, by producing our products in Canada we believe that we will be able to significantly reduce production costs, and thereby offer our products to distributors at competitive pricing.  Investors must be aware that at this time we have not produced any film and may not ever be successful in doing so in the future.

Intellectual Property Rights

Rights to motion pictures are granted legal protection under the copyright laws of the United States and most foreign countries, including Canada.  These laws provide substantial civil and criminal penalties for unauthorized duplication and exhibition of motion pictures. Motion pictures, musical works, sound recordings, artwork, and still photography are separately subject to copyright under most copyright laws. We plan to take appropriate and reasonable measures to secure, protect, and maintain copyright protection for all of our products under the laws of the applicable jurisdictions. Motion picture piracy is an industry-wide problem.  The motion picture industry trade association provides a piracy hotline and investigates all piracy reports. The results of such investigations may warrant legal action, by the owner of the rights, and, depending on the scope of the piracy, investigation by the Federal Bureau of Investigation and/or the Royal Canadian Mounted Police with the possibility of criminal prosecution.

Under the copyright laws of Canada and the United States, copyright in a motion picture is automatically secured when the work is created and "fixed" in a copy. We intend to register our films for copyright with both the Canadian Copyright Office and the United States Copyright Office.  Both offices will register claims to copyright and issue certificates of registration but neither will "grant" or "issue" copyrights.  Only the expression (camera work, dialogue, sounds, etc.) fixed in a motion picture can be protected under copyright. Copyright in both Canada and the United States does not cover the idea or concept behind the work or any characters portrayed in the work.  Registration with the appropriate office establishes a public record of the copyright claim.

Ordinarily, a number of individuals contribute authorship to a motion picture, including the writer, director, producer, camera operator, editor, and others. Under the laws of both the United States, and Canada, these individuals are not always considered the "authors," however, because a motion picture is frequently a "work made for hire." In the case of a work made for hire, the employer, not the individuals who actually created the work, is considered the author for copyright purposes.  We intend all of our films to be works made for hire in which we will be the authors and thereby own the copyright to our films.

Canada's copyright law is distinguished from that of the United States by recognizing the moral rights of authors.  Moral rights refer to the rights of authors to have their names associated with their work, and the right to not have their work distorted, mutilated or otherwise modified, or used in association with a product, service, cause or institution in a way that is prejudicial to their honor or reputation.  Moral rights cannot be sold or transferred, but they can be waived.  We intend that all individuals who contribute to the creation of any of our motion pictures will be required to waive any such moral rights that they may have in the motion picture.

For copyright purposes, publication of a motion picture takes place when one or more copies are distributed to the public by sale, rental, lease or lending, or when an offering is made to distribute copies to a group of persons (wholesalers, retailers, broadcasters, motion picture distributors, and the like) for purposes of further distribution or public performance. A work that is created (fixed in tangible form for the first time) on or after January 1, 1978, is automatically protected from the moment of its creation and is ordinarily given a term enduring for the author's life plus an additional 70 years after the author's death. For works made for hire, the duration of copyright will be 95 years from publication or 120 years from creation, whichever is shorter.

Although we plan to copyright all of our film properties and projects, there is no practical protection from films being copied by others without payment to us, especially overseas. We may lose an indeterminate amount of revenue as a result of motion picture piracy. Being a small company, with limited resources, it will be difficult, if not impossible, to pursue our various remedies. Motion picture piracy is an international as well as a domestic problem. It is extensive in many parts of the world. In addition to the Motion Picture Association of America, the Motion Picture Export Association, the American Film Marketing Association, and the American Film Export Association monitor the progress and efforts made by various countries to limit or prevent piracy. In the past, these various trade associations have enacted voluntary embargoes of motion picture exports to certain countries in order to pressure the governments of those countries to become more aggressive in preventing motion picture piracy. The United States government has publicly considered trade sanctions against specific countries that do not prevent copyright infringement of American motion pictures. There can be no assurance that voluntary industry embargoes or United States government trade sanctions will be enacted. If enacted, such actions may impact the revenue that we realize from the international exploitation of our motion pictures. If not enacted or if other measures are not taken, the motion picture industry, including us, may lose an indeterminate amount of revenue as a result of motion picture piracy.  (Motion Picture Academy of America, United Drive-In Theater Owners Association and National Association of Theater Owners annual reports 2007, 2008)

Labor Laws

We are aware that the cost of producing and distributing filmed entertainment has increased substantially in recent years. This is due, among other things, to the increasing demands of creative talent as well as industry-wide collective bargaining agreements.  Many of the screenplay writers, performers, directors and technical personnel in the entertainment industry who will be involved in our productions are members of guilds or unions that bargain collectively on an industry-wide basis. We have found that actions by these guilds or unions can result in increased costs of production and can occasionally disrupt production operations.  If such actions impede our ability to operate or produce a motion picture, it may substantially harm our ability to earn revenue and result in our business to fail. (Screen Actors Guild Codified Agreement). We will use non-unionized talent whenever possible to reduce our costs of production.  Notwithstanding, many individuals associated with our productions, including actors, writers and directors, will be members of guilds or unions, that bargain collectively with producers on an industry-wide basis from time to time. Our operations will be dependent upon our compliance with the provisions of collective bargaining agreements governing relationships with these guilds and unions.  Strikes or other work stoppages by members of these unions could delay or disrupt our activities.  The extent to which the existence of collective bargaining agreements may affect us in the future is not currently known.

Description of Property

We own no real estate property or production facilities. We are presently using office space in Calgary, Canada, provided at no cost by our President.  We plan to utilize this arrangement until such time as revenues, in management’s opinion, are sufficient to pay rent at regular market rates.

Number of Total Employees

FuLuCai is currently in the development stage.  During the development stage, we plan to rely exclusively on the services of our officers and directors to set up our business operations.  Our Officers and Directors currently provide services to the Company at no cost.  The President, Mr. James Durward currently works full-time as an unpaid employee on our business. Mr. Rix intends to spend such time as may be required in his role as Chief Financial Officer and a Director of the Company.  We cannot estimate at this time how much that role may require. Mr. Durward is our only full-time employee and is not paid for his services.  We believe that our operations are currently on a small scale that is manageable by these individuals.

The film production professionals we plan to utilize will be considered independent contractors.  We do not intend to enter into any employment agreements with any of these professionals.  Thus, these persons are not intended to be employees of our company.

Employment Agreements

There are currently no employment agreements and none are anticipated to be entered into within the next twelve months.

There is a gross overriding royalty agreement between the Company and Douglas McLeod whereby Mr. McLeod will provide creative input and project management recommendations with regard to the trailer development and marketing in return for a .5% (one half of one percent) gross overriding royalty on all broadcast licensing revenues generated by the Real Deal. A .5% gross royalty interest in The Real Deal means that for every dollar ($1.00) that is generated as revenue, Mr. McLeod will be entitled to receive $0.005. Douglas MacLeod is a Calgary based independent producer who has been involved in the Canadian film and television industry for over thirty-five years, executive producing and producing feature films, television movies and prime time dramatic series for domestic and international markets. Doug has also served on the Board of Directors of the Canadian Film & Television Production Association, is a former co-chair of the Government of Alberta’s Film and Television Advisory Committee and is a Past President of the Alberta Motion Picture Industry Association.  Douglas McLeod is unaffiliated with the Company.

Intellectual Properties

James Durward, the President and CEO of the Company, transferred all right, title and interest he held along with all ancillary rights in the original works written by him and as registered with the Writers Guild of Canada (“WGC”) Registration Number S10-00417, and named “The Real Deal”. In return he was granted a 5% gross royalty interest in all of the Company’s products which means that for every dollar that is generated as revenue, Mr. Durward will be entitled to receive $0.05. We have placed no value on this current property due to the additional difficulty and expense of securing appraisals to comply with the American Institute of Certified Public Accountants’ Statement of Position 00-2. The WGC is a guild which represents any/all aspects of writers including but not limited to registration of materials and collective bargaining of/for contracts.  Please visit their website at www.wgc.ca for further information.  Registration with the WGC is not the same as maintaining a registered copyright.  Under U.S. copyright law, all literary works receive copyright protection when a work is complete; registration simply established a definitive date of a work and gives the holder of the copyright the right to, among other things, collect attorneys fees in the prosecution of infringement claims.  Registration with the WGC does not afford the registrant with a right to collect attorney’s fees but it does establish an objective date of a literary work. The Company has not sought copyright protection on its property at this point because a script tends to be revised many times and is generally not complete until production is complete.  Once production is completed on each of its projects, the Company intends to file for copyright protection.

Reports to Security Holders

We will voluntarily make available to securities holders an annual report, including audited financials, on Form 10-K.  We are not currently a fully reporting company, but upon effectiveness of this registration statement, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934; such as quarterly reports on Form 10-Q, and current reports on Form 8-K.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC, 20549.  The public may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Legal Proceedings

We know of no pending proceedings to which any director, member of senior management, or affiliate is either a party adverse to us, or our subsidiaries, or has a material interest adverse to us or our subsidiaries.

Market Price Of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

Our common stock is presently not listed on any national securities exchange or the Nasdaq Stock Market. Following the effective date of the registration statement on Form S-1 in which this prospectus is included becoming effective, we anticipate applying for trading of our common stock on the over-the-counter (OTC) Bulletin Board. We have not yet engaged a market maker to assist us to apply for quotation on the OTC Bulletin Board and we are not able to determine the length of time that such application process will take. Such time frame is dependent on comments we receive, if any, from the NASD regarding our Form 211 application. There is currently no market for our shares of common stock. There can be no assurance that a market for our common stock will be established or that, if established, such market will be sustained. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

There are no outstanding options or warrants to purchase, or securities convertible into, common equity.

Immediately after the effective date of this offering, if fully subscribed, we will have 90,000,000 shares of common stock outstanding.  Of these shares, the 10,000,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares of common stock purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 80,000,000 shares of common stock are restricted securities as such term is defined under Rule 144 promulgated by the SEC, in that they were issued in private transactions not involving a public offering.

Rule 144

The SEC has adopted amendments to Rule 144 which became effective on February 15, 2008, and will apply to securities acquired both before and after that date.  Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Sales under Rule 144 by Affiliates

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

-	1% of the number of shares of common stock then outstanding, which will equal 900,000 shares of common stock immediately after this offering; and
-
If the common stock is listed on a national securities exchange or on The NASDAQ Stock Market, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Sales under Rule 144 by Non-Affiliates

Under Rule 144, a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted ordinary shares proposed to be sold for at least six (6) months, including the holding period of any prior owner other than an affiliate, is entitled to sell their ordinary shares without complying with the manner of sale and volume limitation or notice provisions of Rule 144.  We must be current in our public reporting if the non-affiliate is seeking to sell under Rule 144 after holding his ordinary shares between 6 months and one year.  After one year, non-affiliates do not have to comply with any other Rule 144 requirements.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, to their promoters or affiliates despite technical compliance with the requirements of Rule 144.  The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company.  The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

-	The issuer of the securities that was formerly a shell company has ceased to be a shell company;
-	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
-
The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

-	At least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Upon completion of this Offering and the commencement of operations, we will not be a shell company,  and our restricted shares will be able to be resold pursuant to Rule 144 as described above after we become subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

Holders

To date, there is one holder of our common stock, the only class of stock.  There are a total of 80,000,000 shares issued and outstanding, of which all 80,000,000 are held by an officer and director of the Company.

Holder	Common Stock Held before Offering	% Held before Offering	% Held after Offering (1)
James Durward	80,000,000	100%	88.9%
Total, as a group	80,000,000	100%	88.9%

(1)	Based on the current shareholder not acquiring any stock from the 10,000,000 share offering, and all 10,000,000 shares being sold.

Dividends

The Company has never paid a cash dividend on its common stock and does not intend to pay cash dividends on its common stock in the foreseeable future.

Securities authorized for issuance under equity compensation plans

The Company does not have any securities authorized for issuance under equity compensation plans.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND FINANCIAL DISCLOSURE OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Overview

We are a development stage company and although we have started operations, we have not generated or realized any revenues from our business operations.  Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next months 12. Our auditor's opinion is based on our suffering initial losses, having limited operations, and having limited working capital. Our only other source for cash at this time is investments by others in our Company. We must raise cash to implement our projects and begin our operations. We have no third party sources of financing arrangements or credit facilities. Neither our sole shareholder, nor our officers and directors have made any commitments, verbal or written, to provide liquidity in any form, including cash advances, loans, financial guarantees, or otherwise.

We have only two officers and two directors who are responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. If they are unable to perform all of their duties adequately any investment made into the Company may be lost in its entirety.

Liquidity and Capital Resources

Since our incorporation on March 26, 2010, we have raised capital through the private sale of shares of our common stock which raised $24,000 and by way of a loan in the amount of $3,000 from Mr. Durward, an officer and director of the Company, which loan was repaid prior to year end.  To date, those funds have been used towards expenses associated with our Company’s formation in the amount of $1,250, professional expenses in the amount of $6,000, video production fees totaling $2,784 and general and administration costs of $2,185, leaving cash on hand as of July 31, 2010 of $16,675 and $4,894 in payables to an officer and director of the Company for expenses incurred relating to video production and general and administration.

We must raise cash to implement our business plan. The minimum amount of funds raised from the Offering that we feel will allow us to implement our business strategy is $100,000. If we can raise the $100,000, we believe the Company will be able to implement its business strategy by hiring a production company to produce and market its first trailer.  The Company cannot provide any guarantee it will be able to sell any of its common shares through this proposed Offering.  If the Company does not raise the entire $100,000 under the Offering then it will not close the Offering and will refund all monies to subscribers.  In that case, the Company will not be able to proceed with its business plan.

Should the Company raise the required funds under this Offering, it believes that with those funds and the current working capital it will be able to maintain its business operations as currently detailed in this Prospectus.  However, it will not be able to undertake any further growth and will be required to raise additional funds in order to grow its business, unless it can generate sufficient revenues from its first expected project.

We cannot at this time determine how much additional funding will be required as it will be dependent on business opportunities presented to the Company; however, we have no assurance that we will be able to raise any additional funds as required.

Results of Operations

Our operations to date have been focused on establishing the Company, setting up our corporate structure, preparing the Offering, including related costs for audit and professional fees, the establishment of a basic website and the production of a two minute draft video introduction. As of July 31, 2010, we have incurred cumulative losses of ($12,219) of which a net loss of  ($4,250) was incurred for the period from inception (March 26, 2010), through our fiscal year ended April 30, 2010 and a net loss of $(7,969) was incurred for the subsequent three month interim period ended July 31, 2010 .  This loss was incurred by way of $6,000 for professional fees, including audit and legal costs, ($3,000 as at April 30, 2010) $1,250 for the costs of incorporation, ($1,250 as at April 30, 2010) $2,784 for video production (nil as of April 30, 2010) and $2,185 in general and administrative expenses including website development and general office expenses (nil as at April 30, 2010).  All costs associated with the preparation of this Offering, estimated at $18,000, are to be paid out of current working capital and the proceeds of the Offering, should it be successful.

Plan of Operation

Since inception on March 26, 2010, FuLuCai has been focused on formation activities including acquisition of our first and only property and preparation of the documentation necessary to raise additional financing. As we are a start-up development stage company, this is all we have done to date.

FuLuCai’s ability to commence operations is entirely dependent upon the proceeds to be raised in this Offering. If FuLuCai does not raise at least $100,000, it will be unable to establish a base of operations, without which it will be unable to begin to generate any revenues. The realization of sales revenues in the next 12 months is important in the execution of the plan of operations. However, the Company cannot guarantee that it will generate such revenue. If FuLuCai does not produce sufficient cash flow over the next 12 months, FuLuCai may need to raise additional capital by issuing additional shares of common stock in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to attain such financing. FuLuCai cannot assure any investor that, if needed, sufficient financing can be obtained or, if obtained, that it will be on reasonable terms. Without realization of additional capital, it would be unlikely for operations to continue.

FuLuCai management does not anticipate the need to hire employees currently.  However, it may be required to retain the services of outside consultants.   Currently, the Company believes the services provided by its officers and directors are sufficient to effect our initial business plan at this time.

Off-balance Sheet Arrangements

We have no off-balance sheet arrangements.

CHANGE IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There are not currently and have not been any disagreements between us and our accountants on any matter of accounting principles, practices or financial statement disclosure.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Name	Age	Position	Period Held
James Durward	56	Director, President and Chief Executive Officer	March 26, 2010 to present
Gordon Rix	51	Director, Secretary, Treasurer and Chief Financial Officer	March 26, 2010 to present

Mr. James Durward - Director, President, Chief Executive Officer

From March 2010 to date, Mr. Durward has been the President, CEO and Director of the Company. From October, 1999 until March, 2010 he was a Director and Officer of Unitech Energy Resources Inc. (“URX”) a Canadian company listed on the TSX Venture Exchange, a company which he founded. While associated with URX he was responsible for the general management, financing, and specification/design of URX’s proprietary LeadScan geological database system. From March 2, 2004 to March 21, 2007, Mr. Durward was also the president of LogSearch, Inc. (“LS”), a US reporting issuer that held US rights to the LeadScan system. From April 20, 2004 until February 2007 he was also the president of Emission Differentials Ltd. (“EDL”) a US reporting issuer developing an emissions credit trading concern. Both LS and EDL were sold at the respective dates of his departure.

Mr. Gordon Rix – Director, Chief Financial Operator, Secretary and Treasurer

For the past five years Mr. Rix has been involved in International Financial Services Management, serving in senior management roles with the Royal Bank of Canada from February, 2003 to March 2006, and Travelex Worldwide Money from April, 2006 to November, 2006, before joining Scotiabank in February, 2007 until the present, in his current role as Senior Manager Global Transaction Banking.  Previously, Mr. Rix was involved in Financial Media Production as V.P. Producer with FreeRealTime.com and as General Manager, with a Film Distribution Company, MMC Video One Canada.  Mr. Rix’s background in sales, marketing, and management has been supplemented by 25 years experience as a working Actor, Screenwriter and Producer.  Mr. Rix is a currently active 20 year member of ACTRA, (the Alliance of Canadian Cinema, Television, and Radio Artists).  Mr. Rix holds a Bachelors Degree in Economics and Communications from the University of Alberta in 1983.

Each director of the Company serves for a term of one year or until the successor is elected at the Company's annual shareholders' meeting and is qualified, subject to removal by the Company's shareholders.  Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

Other Matters

We do not currently have an audit committee as we have no independent directors.

There are no family relationships among our officers, directors, or persons nominated for such positions.

None of our executive officers, directors, significant employees, promoters or control persons have been involved in any bankruptcy proceedings within the last five years, been convicted in or has pending any criminal proceeding, been subject to any order, judgment or decree enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity or been found to have violated any federal, state or provincial securities or commodities laws.

Executive Compensation

From the date of our inception through the date of this Prospectus, our executive officers and directors have not received and have not accrued any compensation of any form.

The Company presently has no arrangements for the remuneration or compensation of directors, except that they will be entitled to receive reimbursement for actual, demonstrable out-of-pocket expenses, including travel expenses, if any, made on the Company’s behalf.

As we have only two directors, both of whom are officers, we do not have a compensation committee.  In the future, as we add additional directors, it is our intent that the Company's executive compensation will be approved by the Board of Directors in the case of the Company's Principal Executive Officer. For all other executive compensation contracts, the Principal Executive Officer will be expected to negotiate and approve contracts and compensation.

Mr. Durward has a 5% gross overriding royalty on all revenues generated by the Company’s properties. This means that for each $1.00 in gross revenue generated by the Company’s properties Mr. Durward will be entitled to $0.05. Mr. Rix has a 1% gross overriding royalty on all revenues generated by the Company’s current property. This means that for each $1.00 in gross revenue generated by the Company’s properties he will be entitled to $0.01.

Directors' Compensation

Directors are not entitled to receive compensation for services rendered to the Company or for each meeting attended except for reimbursement of out-of-pocket expenses.  There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

Stock Option Grants

FuLuCai does not have a stock option and award plan.

Employment Agreements

There are no employment agreements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth all of the beneficial owners known to us to own more than five (5) percent of any class of our voting securities:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Common	James Durward 3632 - 13 Street SW, Calgary, AB, Canada T2T 3R1 (403) 689-3901	80,000,000 common shares held directly	100%

 (1) The percent of class is based on the total number of shares outstanding of 80,000,000 as of May 17, 2010.

Security Ownership of Management

The following table sets forth all of the ownership of all directors and nominees, and named executive officers, individually and as a group:

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Common	James Durward	80,000,000 common shares held directly	100%
Common	Gordon Rix	0 common shares held	0%
	Directors and officers as a group	80,000,000	100%

 (1) The percent of class is based on the total number of shares outstanding of 80,000,000 as of May 17, 2010.

Changes in Control

On April 28, 2010, our then controlling stockholder sold a total of 80,000,000 shares to James Durward, an officer and director of the Company, thus effecting a change of control with Mr. Durward becoming the controlling shareholder of the Company.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Other than the transactions discussed below, none of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

-	The Officers and Directors;
-	Any Person proposed as a nominee for election as a director;
-	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;
-	Any relative or spouse of any of the foregoing persons who have the same house as such person.

Our Company’s CEO, James Durward transferred all right, title and interest he held along with all ancillary rights in the following original works written by himself:  The Real Deal, Writers Guild of Canada Reg. # S10-00417.We have not placed any value on these properties due to the additional difficulty and expense of securing appraisals to comply with the American Institute of Certified Public Accountant’s Statement of Position 00-2.

Mr. Durward, an officer and director, has a 5% gross overriding royalty on all revenues generated by the Company’s properties. This means that for each $1.00 in gross revenue generated by the Company’s properties, Mr. Durward will be entitled to $0.05 (see Exhibit 10-2). Mr. Rix, also an officer and director, has a current 1% (one percent) gross overriding royalty on all revenues generated by the Company’s property. The Company was incorporated on March 26, 2010 and received a verbal commitment to acquire shares from one investor, however, the funds were not received until April 1, 2010 at which time the Company issued a total of 80,000,000 common shares to Loesha Henchall, a business associate of Mr. Durward, for cash consideration of $24,000.

From the date of Incorporation on March 26, 2010, until the issuance to Mrs. Henchall on April 1, there had been no shares issued as is permitted under Nevada law, hence Mrs. Henchall was the first shareholder of the Company.  Mrs. Henchall is not now, and never has been, a director or officer of the Issuer.

Mr. Durward acquired the 80,000,000 shares from Mrs. Henchall by way of a promissory note, a copy of which is appended as an exhibit to this Prospectus.  There are no promoters being used in relation with this offering, except that under the definition of promoter in Rule 405 of Regulation C of the Securities Act of 1933, Mr. James Durward, officer and director and Mr. Gordon Rix, officer and director of the Company are considered promoters with respect to this Offering. No persons who may, in the future, be considered a promoter will receive or expect to receive assets, services or other consideration from us. To the extent that Mr. Durward and Mr. Rix are considered a promoter under this Offering, the Company acquired from Mr. Durward the right, title and interest as disclosed above to original works “The Real Deal”.

The current board of directors, Mr. James Durward and Mr. Gordon Rix made the determination to acquire the properties and determined that it would be appropriate due to the unknown value of the properties, to pay an overriding royalty to Mr. Durward as described above.  Mr. Rix was also granted an overriding royalty as described above. As the properties were intellectual and conceptual, Mr. Durward did not acquire the properties but created them at no cost.

There are no parent companies to FuLuCai.

Director Independence

As of the date of this Registration Statement filed on Form S-1, we have no independent directors.

The Company has developed the following categorical standards for determining the materiality of relationships that the Directors may have with the Company. A Director shall not be deemed to have a material relationship with the Company that impairs the Director's independence as a result of any of the following relationships:

-
the Director is an officer or other person holding a salaried position of an entity (other than a principal, equity partner or member of such entity) that provides professional services to the Company and the amount of all payments from the Company to such entity during the most recently completed fiscal year was less than two percent of such entity’s consolidated gross revenues;

-	the Director is the beneficial owner of less than five percent of the outstanding equity interests of an entity that does business with the Company;
-
the Director is an executive officer of a civic, charitable or cultural institution that received less than the greater of $1 million or two percent of its consolidated gross revenues, as such term is construed by the New York Stock Exchange for purposes of Section 303A.02(b)(v) of the Corporate Governance Standards, from the Company or any of its subsidiaries for each of the last three fiscal years;

-
the Director is an officer of an entity that is indebted to the Company, or to which the Company is indebted, and the total amount of either the Company's or the business entity's indebtedness is less than three percent of the total consolidated assets of such entity as of the end of the previous fiscal year; and

-
the Director obtained products or services from the Company on terms generally available to customers of the Company for such products or services. The Board retains the sole right to interpret and apply the foregoing standards in determining the materiality of any relationship.

The Board shall undertake an annual review of the independence of all non-management Directors. To enable the Board to evaluate each non-management Director, in advance of the meeting at which the review occurs, each non-management Director shall provide the Board with full information regarding the Director’s business and other relationships with the Company, its affiliates and senior management.

Directors must inform the Board whenever there are any material changes in their circumstances or relationships that could affect their independence, including all business relationships between a Director and the Company, its affiliates, or members of senior management, whether or not such business relationships would be deemed not to be material under any of the categorical standards set forth above. Following the receipt of such information, the Board shall re-evaluate the Director's independence.

MATERIAL CHANGES

On April 28, 2010, our sole shareholder sold her shares in the Company to Mr. James Durward, an officer and director of the Company.  By virtue of this transaction, Mr. Durward became the sole shareholder of the Company.  This transaction effected a change in control of the Company.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Not applicable.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

The Nevada General Corporation Law requires us to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding.  The Nevada General Corporation Law permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the corporation and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Nevada General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action.  Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Nevada General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to Article 11 of our Bylaws, we are authorized to indemnify our directors to the fullest extent authorized under Nevada law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act may be provided to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of the offering, all of which are to be paid by the registrant, are as follows:

Accounting, Legal and Professional Fees	$16,000
Edgar Filing Fees	$1,000
Transfer Agent Fees	$1,000
TOTAL	$18,000

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and the Bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation.  Our Articles of Incorporation do not specifically limit the directors’ immunity.  Excepted from that immunity are: (a) a willful failure to deal fairly with us or our stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Bylaws provide that we will indemnify our directors to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by the board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law, or (d) is required to be made pursuant to our Bylaws.

Our Bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was our director or officer, or is or was serving at the request of us as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our Bylaws or otherwise.

Our Bylaws provide that no advance shall be made by us to our officers except by reason of the fact that such officer is or was our director in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the Board by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

RECENT SALES OF UNREGISTERED SECURITIES

We have sold securities within the past three (3) years without registering the securities under the Securities Act of 1933 on one (1) occasion.

On April 1, 2010, we sold a total of 80,000,000 shares of our common stock in a private offering to one (1) stockholder, at a price of $0.0003 per common share for total consideration of $24,000.

Exemption from Registration Claimed

The 80,000,000 shares were sold to an accredited investor under the Regulation D exemption and were exempt from registration pursuant to Rule 506 of Regulation D promulgated by the SEC under the Securities Act of 1933.  Neither we nor any person acting on our behalf offered or sold these securities by any form of general solicitation or general advertising.  The shares sold are restricted securities and the certificates representing these shares have been affixed with a standard restrictive legend, which states that the securities cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom.  Each purchaser represented to us that he was purchasing the securities for his own account and not for the account of any other persons.  Each purchaser was provided with written disclosure that the securities have not been registered under the Securities Act of 1933 and therefore cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Number	Description
3.1	Articles of Incorporation.	Incorporated by reference to our Form S-1 registration statement filed with the Securities and Exchange Commission on May 19, 2010
3.2	Bylaws.	Incorporated by reference to our Form S-1 registration statement filed with the Securities and Exchange Commission on May 19, 2010
4.1	Purchase and Loan Agreement between James Durward and Loesha Henchall dated April 28, 2010	Incorporated by reference to our Form S-1 registration statement filed with the Securities and Exchange Commission on May 19, 2010
5.1	Legal Opinion & Consent of Attorney	Filed herewith
10.1	Gross Overriding Royalty Agreement - Douglas McLeod dated April 14, 2010	Incorporated by reference to our Form S-1 registration statement filed with the Securities and Exchange Commission on May 19, 2010
10.2	Gross Overriding Royalty Agreement - James Durward dated April 14, 2010	Incorporated by reference to our Form S-1 registration statement filed with the Securities and Exchange Commission on May 19, 2010
10.3	Gross Overriding Royalty Agreement - Gordon Rix dated April 14, 2010	Incorporated by reference to our Form S-1 registration statement filed with the Securities and Exchange Commission on May 19, 2010
10.4	Escrow Agreement with International Securities Group Inc.	Incorporated by reference to our Form S-1 / Amendment #1 filed with the Securities and Exchange Commission on July 8, 2010.
23.1	Consent of Independent Auditor	Filed herewith
99.1	Form of Subscription Agreement	Filed herewith

Our audited financial statements for the period ended April 30, 2010 and our unaudited financial statements for the three month period ended July 31, 2010 appear on pages F-1 through F-19.

FULUCAI PRODUCTIONS LTD.

FINANCIAL STATEMENTS
FOR THE PERIOD FROM INCEPTION (MARCH 26, 2010) TO
FISCAL YEAR END APRIL 30, 2010

 AND UNAUDITED FINANCIAL STATEMENTS
FOR THE THREE MONTH PERIOD ENDED JULY 31, 2010

REPORTED IN UNITED STATES DOLLARS

FULUCAI PRODUCTIONS LTD.

FINANCIAL STATEMENTS
FOR THE PERIOD FROM INCEPTION (MARCH 26, 2010) TO
FISCAL YEAR END APRIL 30, 2010

REPORTED IN UNITED STATES DOLLARS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Officers and Directors
FULUCAI PRODUCTIONS LTD.

We have audited the accompanying balance sheet of FULUCAI PRODUCTIONS LTD. (a development stage enterprise) as of April 30, 2010, and the related statements of operations, changes in shareholders’ equity, and cash flows for the period of inception on March 26, 2010 to April 30, 2010. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FULUCAI PRODUCTIONS LTD.  as of  April 30, 2010, and the results of its operations, and its cash flows for the period of inception on March 26, 2010 to April 30, 2010,   in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has cash flow constraints, an accumulated deficit, and has suffered recurring losses from operations. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

  /s/ Child, Van Wagoner & Bradshaw, PLLC

Child, Van Wagoner & Bradshaw, PLLC
Certified Public Accountants
Salt Lake City, Utah
May 17, 2010
1284 W. Flint Meadow Dr. #D
Kaysville, Utah 84037
Telephone 801.927.1337
Facsimile 801.927.1344

5296 S. Commerce Dr. #300
Salt Lake City, Utah 84107
Telephone 801.281.4700
Facsimile 801.281.4701

Suite B, 4F
North Cape Commercial Bldg.
388 King’s Road
North Point, Hong Kong

www.cpaone.net

FULUCAI PRODUCTIONS LTD. (A development stage enterprise) Balance Sheet

April 30, 2010
Assets
Current assets
Cash	$22,750
Total current assets	22,750

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable and accrued expenses	3,000
Total current liabilities	3,000

Shareholders’ Equity
Common stock - $0.0001 par value, 200,000,000 shares authorized, 80,000,000 shares issued and outstanding	8,000
Additional paid in capital	16,000
Accumulated deficit during the development stage	(4,250)
Total Shareholders' Equity	19,750
Total Liabilities and Shareholders' Equity	$22,750

The accompanying notes are an integral part of these financial statements

FULUCAI PRODUCTIONS LTD. (A development stage enterprise) Statement of operations

Inception March 26, 2010 Through April 30, 2010

Revenues	$-

Expenses:
Organizational expenses	1,250
Professional expenses	3,000
Total operating expenses	4,250
(Loss) from operations	(4,250)

Other income (expense):	-
(Loss) before taxes	(4,250)

Provision (credit) for taxes on income:	-
Net (loss)	$(4,250)

Basic earnings (loss) per common share	$(0.00)

Weighted average number of shares outstanding	80,000,000

The accompanying notes are an integral part of these financial statements

FULUCAI PRODUCTIONS LTD. (A development stage enterprise) Statement of Changes in Shareholders' Equity

	Common Stock
	Shares	Amount	Additional Paid in Capital	Accumulated Deficit	Total Shareholders’ Equity

Inception, March 26, 2010	-	$-	$-	$-	$-
Shares issued for cash April 1, 2010	80,000,000	8,000	16,000	-	24,000
Development stage net (loss)				(4,250)	(4,250)
Balances, April 30, 2010	80,000,000	$8,000	$16,000	$(4,250)	$(19,750)

The accompanying notes are an integral part of these financial statements

FULUCAI PRODUCTIONS LTD. (A development stage enterprise) Statement of Cash Flows

Inception, March 26, 2010 Through April 30, 2010
Cash flows from operating activities:
Net (loss)	$(4,250)
Adjustments to reconcile net (loss) to net cash provided (used) by development stage activities:
Changes in current assets and liabilities:
Accounts payable and accrued expenses	3,000
Net cash flows used by operating activities	(1,250)

Cash From Investing Activities:
Net cash flows used in investing activities	-

Cash flows from financing activities:
Proceeds from sale of common stock	24,000
Proceeds from related party loan	3,000
Repayment of related party loan	(3,000)
Net cash flows from financing activities	24,000

Net increase in cash and cash equivalents
Cash and equivalents, beginning of period	$22,750
Cash and equivalents, end of period	$22,750

Supplemental cash flow disclosures:
Cash paid for interest	$-
Cash paid for income taxes	-

The accompanying notes are an integral part of these financial statements

FULUCAI PRODUCTIONS LTD.
(A development stage enterprise)
Notes to the Financial Statements
For the period from Inception (March 26, 2010) to
April 30, 2010

Note 1 - Organization and summary of significant accounting policies:

Following is a summary of our organization and significant accounting policies:

Organization and nature of business – FULUCAI PRODUCTIONS LTD. (identified in these footnotes as “we” or the Company) is a Nevada corporation incorporated on March 26, 2010. We are currently based in Calgary, Alberta, Canada. We intend to operate in the U.S. and Canada. We intend to use April 30 as a fiscal year for financial reporting purposes.  Our website can be viewed at www.fulucai.tv.

Our plan of operation is to develop reality-based show concepts for sale to television and Internet production interests.  This planned development is expected to include the production of “trailers”. Trailers are short videos that demonstrate the concept to potential buyers. To date, our business activities have been limited to organizational matters, development of a business plan, acquiring intellectual property rights and the preparation and filing of an S-1 registration statement.

We intend to engage a consulting firm to assist us in registering securities for trading by filing Form S-1 with the U.S. Securities and Exchange Commission and by applying for a quotation on the OTC Bulletin Board.  We are now exploring sources of capital.  In the current development stage, we anticipate incurring operating losses as we implement our business plan.

Basis of presentation - The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles applicable to development stage enterprises.

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents - For purposes of the statement of cash flows, we consider all cash in banks, money market funds, and certificates of deposit with a maturity of less than three months to be cash equivalents.

Fair value of financial instruments and derivative financial instruments - The carrying amounts of cash,, and current liabilities approximate fair value because of the short maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision.  Changes in assumptions could significantly affect these estimates.  We do not hold or issue financial instruments for trading purposes, nor do we utilize derivative instruments in the management of our foreign exchange, commodity price or interest rate market risks.

Federal income taxes - Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with applicable FASB Statements regarding Accounting for Income Taxes, which require the use of the asset/liability method of accounting for income taxes.  Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The Company provides deferred taxes for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

FULUCAI PRODUCTIONS LTD.
(A development stage enterprise)
Notes to the Financial Statements
For the period from Inception (March 26, 2010) to
April 30, 2010

Note 1 - Organization and summary of significant accounting policies (continued):

Net income per share of common stock – We have adopted applicable FASB Statements regarding Earnings per Share, which require presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period.

Development stage company:

The accompanying financial statements have been prepared in accordance with ASC Topic 915 "Accounting and Reporting by Development Stage Enterprises". A development stage enterprise is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenue there from. Development stage companies report cumulative costs from the enterprise's inception.

Note 2 – Going concern:

At April 30, 2010, we were not currently engaged in an operating business and expect to incur development stage operating losses until operations commence, and for a period of time thereafter.  We intend to rely on our officers and directors to perform essential functions without compensation until a business operation can be commenced.  We do not currently have sufficient capital to implement our business plan. Although we are exploring other sources of capital, and although we intend to file a registration statement with the Securities and Exchange Commission in an attempt to raise capital, and although we have received a limited amount of funds prior to our fiscal year end which we intend to use to begin implementation of our business plan, there is no assurance that such efforts will succeed. These factors raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 3 –Registration costs and related commitments:

We intend to engage a consulting firm to assist us in filing a registration statement on Form S-1 with the U.S. Securities and Exchange Commission to allow us to offer stock for sale to the public.  We believe that doing this will enable us to raise the capital necessary to implement our business plan. Although no written agreement has been executed yet, the consulting firm has verbally agreed to perform the services necessary to file Form S-1 for a flat fee of $7,000, which will be payable in varying installments as specified events occur during the filing process.

These costs will be deferred until the stock offering is completed, at which time they will be charged against the proceeds of the stock offering, if successful, otherwise the costs will be charged to operations.

Note 4 – Acquisition of Media Rights

On inception, our Company’s CEO and a director, Mr. James Durward, transferred all rights to the title and interest he held along with all ancillary rights in the following original work written by himself:  The Real Deal, Writers Guild of Canada Reg. # S10-00417 (the “Properties”). Mr. Durward became the controlling shareholder of the Company on April 28, 2010.  We have not placed any value on these Properties due to the additional difficulty and expense of securing appraisals to comply with ASC Topic 926 (Entertainment-Films).  In respect of these and all future properties Mr. Durward has a 5% (five percent) gross overriding royalty on all revenues generated.  Our CFO, Secretary Treasurer and member of the Board Mr. Gordon Rix holds a 1% (one percent) gross overriding royalty on all broadcast licensing revenues generated by The Real Deal.

FULUCAI PRODUCTIONS LTD.
(A development stage enterprise)
Notes to the Financial Statements
For the period from Inception (March 26, 2010) to
April 30, 2010

Note 4 – Acquisition of Media Rights (continued)

Mr. Douglas MacLeod, an unrelated third party also holds a .5% (one half of one percent) gross overriding royalty on all broadcast licensing revenues generated by The Real Deal, bringing total broadcast licensing royalties payable to all parties to 6.5% (six and one half percent).

Note 5 - Federal income tax

We follow applicable FASB Statements regarding Accounting for Income Taxes. Deferred income taxes reflect the net effect of (a) temporary differences between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. No net provision for refundable Federal income tax has been made in the accompanying statement of operations because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized.

The provision for refundable Federal income tax consists of the following:

Inception, March 26, 2010 Through April 30, 2010
Refundable Federal income tax attributable to:
Current operations	$-
Nondeductible expenses	-
Change in deferred tax valuation allowance	-
Net refundable amount	$-

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

Inception, March 26, 2010 Through April 30, 2010
Deferred tax asset attributable to:
Net operating loss carryover	$ 1,445
Less, Valuation allowance	(1,445)
Net deferred tax asset	$ -

At April 30, 2010, we had an unused net operating loss carryover approximating $4,250 that is available to offset future taxable income which expires beginning in 2030.

FULUCAI PRODUCTIONS LTD.
(A development stage enterprise)
Notes to the Financial Statements
For the period from Inception (March 26, 2010) to
April 30, 2010

Note 6 - Recent accounting pronouncements

In April 2009, the FASB issued modification to ASC 805-20, “Business combinations-Sub topic 20 Identifiable Assets and Liabilities, and Any Noncontrolling Interests”, which requires that assets acquired and liabilities assumed in a business combination that arise from contingencies be recognized at fair value if fair value can be reasonably estimated. If fair value of such an asset or liability cannot be reasonably estimated, the asset or liability would generally be recognized in accordance with ASC 450 (“ASC 450”) “Contingencies”. Further, ASC 805-20 requires that a systematic and rational basis for subsequently measuring and accounting for the assets or liabilities arising from contingencies be developed based on their nature. The modifications to ASC 805-20 are effective for assets or liabilities arising from contingencies in business combinations whose acquisition date is on or after January 1, 2009.

In June 2009 the FASB established the Accounting Standards Codification ("Codification" or "ASC") as the source of authoritative accounting principles recognized by the FASB to be applied by non-governmental entities in the preparation of financial statements in accordance with generally accepted accounting principles in the United States ("GAAP"). Rules and interpretive releases of the Securities and Exchange Commission ("SEC") issued under authority of federal securities laws are also sources of GAAP for SEC registrants. Existing GAAP was not intended to be changed as a result of the Codification, and accordingly the change did not impact our financial statements. The ASC does change the way the guidance is organized and presented.

Statement of Financial Accounting Standards ("SFAS"), SFAS No. 166 (ASC Topic 810), "Accounting for Transfers of Financial Assets-an Amendment of FASB Statement No. 140", SFAS No. 167 (ASC Topic 810), "Amendments to FASB Interpretation No. 46(R)", and SFAS No. 168 (ASC Topic 105), "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles-a replacement of FASB Statement No. 162" were recently issued. SFAS No. 165, 166, 167, and 168 have no current applicability to the Company or their effect on the financial statements would not have been significant.

Accounting Standards Update ("ASU") ASU No. 2009-05 (ASC Topic 820), which amends Fair Value Measurements and Disclosures - Overall, ASU No. 2009-13 (ASC Topic 605), Multiple-Deliverable Revenue Arrangements, ASU No. 2009-14 ASC Topic 985), Certain Revenue Arrangements that include Software Elements, and various other ASU's No. 2009-2 through ASU No. 2010-18 which contain technical corrections to existing guidance or affect guidance to specialized industries or entities were recently issued. These updates have no current applicability to the Company or their effect on the financial statements would not have been significant.

None of the above new pronouncements has current application to the Company, but may be applicable to the Company's future financial reporting.

Note 7 – Common Stock

On April 1, 2010 the Company received a subscription for 80,000,000 shares of our common stock for a purchase price of $0.0003 per share for total proceeds of $24,000.  Subsequently, all 80,000,000 shares were sold for cash proceeds equal to the original purchase price of $0.0003 per share to the Company’s CEO and President, Mr. James Durward.  At the date of this report Mr. Durward is our sole shareholder.    This transaction effected a change in control of the Company.

Note 8 – Related Party Transactions

On April 1, 2010 the Company received a loan of $3,000 as general working capital from James Durward, a director and the Company’s CEO and President.  The loan is a demand loan, bearing no interest and with no specific terms of repayment.   The loan was repaid in full on April 27, 2010.

FULUCAI PRODUCTIONS LTD.
(A development stage enterprise)
Notes to the Financial Statements
For the period from Inception (March 26, 2010) to
April 30, 2010

Note 8 – Related Party Transactions (continued)

On April 28, 2010, Mr. Durward acquired 80,000,000 shares of the Company’s common stock from the Company’s sole shareholder in a private transaction.  Please refer to Note 7 – Common Stock above for further details.

Mr. Durward and Mr. Rix, both of whom are directors and officers of the Company hold gross overriding royalties on all revenues generated by the Company’s Properties.  – Please refer to Note 4 - Acquisition of Media Rights for further details.

Note 9 – Subsequent Events

The Company has evaluated subsequent events from the balance sheet date through the date that the financial statements were issued and determined that there were no other events to disclose.

FULUCAI PRODUCTIONS LTD.

UNAUDITED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED JULY 31, 2010
AND FOR THE PERIOD FROM INCEPTION (MARCH 26, 2010) TO JULY 31, 2010

REPORTED IN UNITED STATES DOLLARS

Page
Unaudited Financial Statements	F-12
Balance Sheets	F-13
Statements of Operations	F-14
Statements of Cash Flows	F-15
Notes to Financial Statements	F-16 to F-19

FULUCAI PRODUCTIONS LTD. (A development stage enterprise) Balance Sheets

	July 31, 2010	April 30, 2010
Assets
Current assets
Cash	$16,675	$22,750
Total current assets	$16,675	$22,750

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$-	$3,000
Accounts payable – related parties	4,894	-
Total current liabilities	4,894	3,000

Shareholders’ Equity
Common stock - $0.0001 par value, 200,000,000 shares authorized, 80,000,000 shares issued and outstanding	8,000	8,000
Additional paid in capital	16,000	16,000
Accumulated deficit during the development stage	(12,219)	(4,250)
Total Shareholders' Equity	11,781	19,750
Total Liabilities and Shareholders' Equity	$16,675	$22,750

The accompanying notes are an integral part of these financial statements

FULUCAI PRODUCTIONS LTD. (A development stage enterprise) Statements of operations (Unaudited)

	Three months ended July 31, 2010	Inception March 26, 2010 Through July 31, 2010

Revenues	$-	$-

Expenses:
Organizational expenses	-	1,250
Professional expenses	3,000	6,000
Video production	2,784	2,784
General and administration	2,185	2,185
Total operating expenses	7,969	12,219
(Loss) from operations	(7,969)	(12,219)

Other income (expense):	-	-
(Loss) before taxes	(7,969)	(12,219)

Provision (credit) for taxes on income:	-	-
Net (loss)	$(7,969)	$(12,219)

Basic earnings (loss) per common share	$(0.00)

Weighted average number of shares outstanding	80,000,000

The accompanying notes are an integral part of these financial statements

FULUCAI PRODUCTIONS LTD. (A development stage enterprise) Statements of Cash Flows (Unaudited)

	Three months Ended July 31, 2010	Inception, March 26, 2010 Through July 31, 2010
Cash flows from operating activities:
Net (loss)	$(7,969)	$(12,219)
Adjustments to reconcile net (loss) to net cash provided (used) by development stage activities:
Changes in current assets and liabilities:
Accounts payable – related parties	4,894	4,894
Accounts payable and accrued expenses	(3,000)	-
Net cash flows used by operating activities	(6,075)	(7,325)

Cash From Investing Activities:	-	-
Net cash flows used in investing activities	-	-

Cash flows from financing activities:
Proceeds from sale of common stock	-	24,000
Proceeds from related party loan	-	3,000
Repayment of related party loan	-	(3,000)
Net cash flows from financing activities	-	24,000

Net increase in cash and cash equivalents	(6,075)	-
Cash and equivalents, beginning of period	22,750	16,675
Cash and equivalents, end of period	$16,675	$16,675

Supplemental cash flow disclosures:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these financial statements

FULUCAI PRODUCTIONS LTD.
(A development stage enterprise)
Notes to the Financial Statements
For the three months ended July 31, 2010
(Unaudited)

Note 1 - Organization and summary of significant accounting policies:

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions for Form 10-Q and Article 210 8-03 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  In the opinion of management, all adjustments considered necessary for a fair presentation have been included.  All such adjustments are of a normal recurring nature.  Operating results for the three month period ended July 31, 2010, are not necessarily indicative of the results that may be expected for the fiscal year ending April 30, 2011.  For further information refer to the financial statements and footnotes thereto included herein for the fiscal year ended April 30, 2010.

Following is a summary of our organization and significant accounting policies:

Organization and nature of business – FULUCAI PRODUCTIONS LTD. (identified in these footnotes as “we” or the Company) is a Nevada corporation incorporated on March 26, 2010. We are currently based in Calgary, Alberta, Canada. We intend to operate in the U.S. and Canada. Our fiscal year end is April 30 for financial reporting purposes.  Our website can be viewed at www.fulucai.tv.

Our plan of operation is to develop reality-based show concepts for sale to television and Internet production interests.  This planned development is expected to include the production of “trailers”. Trailers are short videos that demonstrate the concept to potential buyers. To date, our business activities have been limited to organizational matters, development of a business plan, acquiring intellectual property rights and the preparation and filing of an S-1 registration statement.  We intend to apply for a quotation on the OTC Bulletin Board upon completion of our offering contemplated by the currently filed and pending registration statement.    In the current development stage, we anticipate incurring operating losses as we implement our business plan.

Basis of presentation - The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles applicable to development stage enterprises.

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents - For purposes of the statement of cash flows, we consider all cash in banks, money market funds, and certificates of deposit with a maturity of less than three months to be cash equivalents.

Fair value of financial instruments and derivative financial instruments - The carrying amounts of cash and current liabilities approximate fair value because of the short maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision.  Changes in assumptions could significantly affect these estimates.  We do not hold or issue financial instruments for trading purposes, nor do we utilize derivative instruments in the management of our foreign exchange, commodity price or interest rate market risks.

FULUCAI PRODUCTIONS LTD.
(A development stage enterprise)
Notes to the Financial Statements
For the three months ended July 31, 2010
(Unaudited)

Note 1 - Organization and summary of significant accounting policies (continued):

Federal income taxes - Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with applicable FASB Statements regarding Accounting for Income Taxes, which require the use of the asset/liability method of accounting for income taxes.  Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The Company provides deferred taxes for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

Net income per share of common stock – We have adopted applicable FASB Statements regarding Earnings per Share, which require presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period.

Development stage company:

The accompanying financial statements have been prepared in accordance with ASC Topic 915 "Accounting and Reporting by Development Stage Enterprises". A development stage enterprise is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenue therefrom. Development stage companies report cumulative costs from the enterprise's inception.

Note 2 – Going concern:

At July 31, 2010, we had limited operations and we expect to incur development stage operating losses as we continue to develop our operating business.  We have received a limited amount of funds prior to our fiscal year end which we are using to begin implementation of our business plan, however we intend to rely on our officers and directors to perform essential functions without compensation until we raise sufficient funding for ongoing operations or until revenues from operations commence.  We do not currently have sufficient capital to fully implement our business plan. Although we are exploring other sources of capital, and we have filed a registration statement with the Securities and Exchange Commission in an attempt to raise capital, there is no assurance that such efforts will succeed. These factors raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 3 –Registration costs and related commitments:

With the assistance of a consulting firm we have filed a registration statement on Form S-1 with the U.S. Securities and Exchange Commission to allow us to offer stock for sale to the public.  We believe that doing this will enable us to raise the capital necessary to implement our business plan. Although no written agreement has been executed, the consulting firm has verbally agreed to perform the services necessary to file Form S-1 for a flat fee of $7,000.   As of the date of these financial statements we have not booked any deferred financing costs in regard to this expense.

These costs will be deferred until the stock offering is completed, at which time they will be charged against the proceeds of the stock offering, if successful, otherwise the costs will be charged to operations.

FULUCAI PRODUCTIONS LTD.
(A development stage enterprise)
Notes to the Financial Statements
For the three months ended July 31, 2010
(Unaudited)

Note 4 – Acquisition of Media Rights

On inception, our Company’s CEO and a director, Mr. James Durward, transferred all rights to the title and interest he held along with all ancillary rights in the following original work written by himself:  The Real Deal, Writers Guild of Canada Reg. # S10-00417 (the “Properties”). Mr. Durward became the controlling shareholder of the Company on April 28, 2010.  We have not placed any value on these Properties due to the additional difficulty and expense of securing appraisals to comply with ASC Topic 926 (Entertainment-Films).  In respect of these and all future properties Mr. Durward has a 5% (five percent) gross overriding royalty on all revenues generated.  Our CFO, Secretary Treasurer and member of the Board Mr. Gordon Rix holds a 1% (one percent) gross overriding royalty on all broadcast licensing revenues generated by The Real Deal.  Mr. Douglas MacLeod, an unrelated third party also holds a .5% (one half of one percent) gross overriding royalty on all broadcast licensing revenues generated by The Real Deal, bringing total broadcast licensing royalties payable to all parties to 6.5% (six and one half percent).

Note 5 - Recent accounting pronouncements

In April 2009, the FASB issued modification to ASC 805-20, “Business combinations-Sub topic 20 Identifiable Assets and Liabilities, and Any Noncontrolling Interests”, which requires that assets acquired and liabilities assumed in a business combination that arise from contingencies be recognized at fair value if fair value can be reasonably estimated. If fair value of such an asset or liability cannot be reasonably estimated, the asset or liability would generally be recognized in accordance with ASC 450 (“ASC 450”) “Contingencies”. Further, ASC 805-20 requires that a systematic and rational basis for subsequently measuring and accounting for the assets or liabilities arising from contingencies be developed based on their nature. The modifications to ASC 805-20 are effective for assets or liabilities arising from contingencies in business combinations whose acquisition date is on or after January 1, 2009.

In June 2009 the FASB established the Accounting Standards Codification ("Codification" or "ASC") as the source of authoritative accounting principles recognized by the FASB to be applied by non-governmental entities in the preparation of financial statements in accordance with generally accepted accounting principles in the United States ("GAAP"). Rules and interpretive releases of the Securities and Exchange Commission ("SEC") issued under authority of federal securities laws are also sources of GAAP for SEC registrants. Existing GAAP was not intended to be changed as a result of the Codification, and accordingly the change did not impact our financial statements. The ASC does change the way the guidance is organized and presented.

Statement of Financial Accounting Standards ("SFAS"), SFAS No. 166 (ASC Topic 810), "Accounting for Transfers of Financial Assets-an Amendment of FASB Statement No. 140", SFAS No. 167 (ASC Topic 810), "Amendments to FASB Interpretation No. 46(R)", and SFAS No. 168 (ASC Topic 105), "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles-a replacement of FASB Statement No. 162" were recently issued. SFAS No. 165, 166, 167, and 168 have no current applicability to the Company or their effect on the financial statements would not have been significant.

Accounting Standards Update ("ASU") ASU No. 2009-05 (ASC Topic 820), which amends Fair Value Measurements and Disclosures - Overall, ASU No. 2009-13 (ASC Topic 605), Multiple-Deliverable Revenue Arrangements, ASU No. 2009-14 ASC Topic 985), Certain Revenue Arrangements that include Software Elements, and various other ASU's No. 2009-2 through ASU No. 2010-24 which contain technical corrections to existing guidance or affect guidance to specialized industries or entities were recently issued. These updates have no current applicability to the Company or their effect on the financial statements would not have been significant.

None of the above new pronouncements has current application to the Company, but may be applicable to the Company's future financial reporting.

FULUCAI PRODUCTIONS LTD.
(A development stage enterprise)
Notes to the Financial Statements
For the three months ended July 31, 2010
(Unaudited)

Note 6 – Common Stock

On April 1, 2010 the Company received a subscription for 80,000,000 shares of our common stock for a purchase price of $0.0003 per share for total proceeds of $24,000.  Subsequently, all 80,000,000 shares were sold for cash proceeds equal to the original purchase price of $0.0003 per share to the Company’s CEO and President, Mr. James Durward.  At the date of this report Mr. Durward is our sole shareholder.    This transaction effected a change in control of the Company.

Note 7 – Related Party Transactions

During the three months ended July 31, 2010, the Company received invoices from Mr. Durward, a director and officer of the Company, totaling the amount of $4,894 for costs related to the video production and general administration expenses on behalf of the Company.  As of the period ended July 31, 2010, the Company owed Mr. Durward $4,894, which amount is reflected on the balance sheet as accounts payable –related parties.

Mr. Durward and Mr. Rix, both of whom are directors and officers of the Company hold gross overriding royalties on all revenues generated by the Company’s Properties.  – Please refer to Note 4 - Acquisition of Media Rights for further details.

Note 8 – Subsequent Events

The Company has evaluated subsequent events from the balance sheet date through the date that the financial statements were issued and determined that there were no other events to disclose.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(b)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)      That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(a)      If the Company is relying on Rule 430B:
(i)
Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(b)
If the Company is subject to Rule 430C: Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Calgary, Province of Alberta, on September 28 , 2010.

FULUCAI PRODUCTIONS LTD.

By:	/s/ James Durward
Name:	James Durward
Title:	Principal Executive Officer, President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Date:	September 28 , 2010	By:	/s/ James Durward
		Name:	James Durward
		Title:	Principal Executive Officer, President and Director

Date:	September 28 , 2010	By:	/s / Gordon Rix
		Name:	Gordon Rix
		Title:	Principal Financial Officer, Principal Accounting Officer, Secretary-Treasurer and Director